THE RIGHT START, INC.



                                     ---------------



                          SECURITIES PURCHASE AGREEMENT



                          Dated as of September 1, 2000



                                     ---------------



                    $3,000,000 aggregate principal amount of

         Senior Subordinated Convertible Pay-in-Kind Notes due September 1, 2005

                                TABLE OF CONTENTS
                                                                            Page


Section 1.  ISSUANCE OF SECURITIES                                             1
   Section 1.1.   Authorization                                                1
   Section 1.2.   Purchase and Sale of Securities; the Closing                 1
   Section 1.3.   Representations of the Purchasers                            2

Section 2.  REPRESENTATIONS OF THE COMPANY                                     4
   Section 2.1.   Organization and Authority of the Company                    5
   Section 2.2.   Business, Properties and Other
                  Information Regarding the Company                            5
   Section 2.3.   Capital Stock 6
   Section 2.4.   Litigation; Observance of Statutes,
                    Regulations and Orders                                     6
   Section 2.5.   Title to Property                                            7
   Section 2.6.   Taxes                                                        7
   Section 2.7.   Compliance with Laws and Other
                    Instruments of the Company                                 7
   Section 2.8.   Governmental Authorizations                                  7
   Section 2.9.   Licenses and Permits                                         7
   Section 2.10.  Compliance with ERISA                                        8
   Section 2.11.  Investment Company Act                                       9
   Section 2.12.  Environmental Compliance                                     9
   Section 2.13.  Maintenance of Insurance                                     9
   Section 2.14.  Labor Relations                                              9
   Section 2.15.  Assumptions or Guaranties of
                    Indebtedness of Other Persons                              9
   Section 2.16.  Disclosure                                                   9

Section 3. CONDITIONS OF CLOSING 10
   Section 3.1.   Proceedings Satisfactory                                    10
   Section 3.2.   Representations True; Officer's Certificate                 10
   Section 3.3.   Purchase Permitted by Applicable Laws                       10
   Section 3.4.   Securities                                                  10
   Section 3.5.   Registration Rights Agreement                               10
   Section 3.6.   Third-Party Consents                                        11

Section 4.  CONVERSION OF THE NOTES                                           11
   Section 4.1.   Conversion                                                  11

Section 5.  COVENANTS                                                         11
   Section 5.1.   Payment of Notes                                            11
   Section 5.2.   Observance of Statutes, Regulations and Orders              11
   Section 5.3.   Corporate Existence                                         11
   Section 5.4.   Taxes                                                       11
   Section 5.5.   Maintenance of Properties                                   11
   Section 5.6.   Books and Records                                           11
   Section 5.7.   Maintenance of Insurance                                    11
   Section 5.8.   Limitations on Transactions with Affiliates                 12
   Section 5.9.   Investment Company Act                                      12
   Section 5.10.  Compliance with ERISA                                       12

Section 6.  SEC REPORTS                                                       12

Section 7.  DEFINITIONS                                                       12
   Section 7.1.   Definitions                                                 12
   Section 7.2.   Accounting Terms                                            16

Section 8.  EVENTS OF DEFAULT; REMEDIES                                       16
   Section 8.1.   Events of Default Defined; Acceleration of Maturity         16
   Section 8.2.   Annulment of Defaults                                       17
   Section 8.3.   Suits for Enforcement                                       18
   Section 8.4.   Remedies Cumulative                                         18
   Section 8.5.   Remedies Not Waived                                         18

Section 9.  REGISTRATION, TRANSFER AND EXCHANGE OF SECURITIES;
            LOST SECURITIES                                                   19

Section 10. HOME OFFICE PAYMENT                                               19

Section 11. MISCELLANEOUS                                                     19
   Section 11.1.  Indemnification                                             19
   Section 11.2.  Expenses                                                    19
   Section 11.3.  Amendments, Waiver and Consents                             20
   Section 11.4.  Reliance on and Survival of Representations                 21
   Section 11.5.  Successors and Assigns                                      21
   Section 11.6.  Notices                                                     21
   Section 11.7.  Counterparts                                                22
   Section 11.8.  Governing Law                                               22
   Section 11.9.  Waiver of Jury Trial                                        22

Schedules

   SCHEDULE I     -    Purchasers
   SCHEDULE 2.13  -    Insurance


Exhibits

   EXHIBIT A      -    Form of Note
   EXHIBIT B      -    Form of Registration Rights Agreement
   EXHIBIT C      -    Form of Security Agreement

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (AS SUCH SUBORDINATION AND INTERCREDITOR AGREEMENT HEREAFTER MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE "INTERCREDITOR AGREEMENT") DATED AS OF SEPTEMBER 1, 2000 AMONG ARBCO
ASSOCIATES, L.P., KAYNE ANDERSON NON-TRADITIONAL INVESTMENTS, L.P., KAYNE ANDERSON DIVERSIFIED CAPITAL PARTNERS, L.P., KAYNE ANDERSON CAPITAL PARTNERS, L.P., THE RIGHT START, INC. (THE "COMPANY") AND HELLER FINANCIAL, INC. ("AGENT"), TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE COMPANY PURSUANT TO THAT CERTAIN LOAN AND SECURITY AGREEMENT DATED AS OF NOVEMBER 14, 1996, AMONG THE COMPANY, AGENT AND THE LENDERS FROM TIME TO TIME PARTY THERETO, AS SUCH LOAN AND SECURITY AGREEMENT HAS BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME AND TO INDEBTEDNESS REFINANCING THE INDEBTEDNESS UNDER THAT AGREEMENT AS CONTEMPLATED BY THE INTERCREDITOR AGREEMENT; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

                                  THE RIGHT START, INC.

                          SECURITIES PURCHASE AGREEMENT


                          Dated as of September 1, 2000


To each of the Purchasers
Listed on Schedule I hereto



Ladies and Gentlemen:

     The Right Start, Inc., a California corporation (the "Company"), hereby agrees with the Purchasers as follows:

     Section 1. ISSUANCE OF SECURITIES.

     Section 1.1.  Authorization.
                   -------------

     The Company has duly authorized an issue of its Senior Subordinated Convertible Pay-in-Kind Notes due September 1, 2005 (the "Notes") in the aggregate principal amount of up to $3,000,000 plus the aggregate principal amount of all Notes issued by the Company in lieu of the payment of interest in cash. Each Note shall be in the form of Exhibit A and shall mature and be payable and shall be otherwise as provided herein and therein.

     As used herein, the term "Notes" shall include all notes originally issued pursuant to this Securities Purchase Agreement (the "Agreement") and all notes delivered in substitution or exchange for any of such notes or in lieu of the payment of interest in cash and, where applicable, shall include the singular number as well as the plural. The term "Note" shall mean one of the Notes. The Notes issued to the Purchasers pursuant to this Agreement, and the certificates and other instruments from time to time evidencing the same, are herein sometimes collectively called the "Securities."

     Section 1.2. Purchase and Sale of Securities; the Closing. The Company shall sell to the Purchasers and, subject to the terms and conditions hereof, the Purchasers shall purchase from the Company Notes in an aggregate principal amount of up to $3,000,000, at a purchase price equal to 100% of the aggregate principal amount of the Notes.

     The closing (the "Closing") of such purchase of the Securities shall be held at 10:00 a.m., Los Angeles time, on September 1, 2000 (the "Closing Date"), at the office of Milbank, Tweed, Hadley & McCloy, LLP, Los Angeles, or at such other time or place as the parties hereto may mutually agree.

     On the Closing Date, the Company shall deliver to each Purchaser one or more certificates representing the Notes, registered in such Purchaser's name or in the name of such Purchaser's nominee in any denominations, all as such Purchaser may specify by notice delivered to the Company at least two days prior to the Closing Date (or, in the absence of such notice, one certificate representing the Notes, registered in such Purchaser's name), duly executed and dated the Closing Date, against each Purchaser's delivery to the Company of immediately available funds in the amount of the purchase price.

     Section 1.3 Subsequent Sale of Notes. If less than $3,000,000 in aggregate principal amount of the notes are sold at the Closing, then, subject to the terms and conditions of this Agreement, the Company may sell the unsold remainder to an aggregate principal amount of $3,000,000 of Notes (as such "Remainder Notes") to such Persons as the Board of Directors may determine, on the same terms and conditions as those contained in this Agreement. The purchasers of any Remainder Notes shall become, by their purchase thereof, parties to this Agreement, the Registration Rights Agreement and the Security Agreement and shall acknowledge their obligations under this Agreement, the Registration Rights Agreement and the Security Agreement in a writing delivered to the Company. Each Remainder Note shall be an additional obligation of the Company and shall rank pari passu with and be subject to the same terms (including the interest rate payable thereon) as any other Note except, as the case may be, with respect to the issuance date and aggregate principal amount thereof. Purchasers hereby agree to execute amendments to all UCC financing statements perfecting the security interests granted to secure the Notes and any Remainder Notes such that any subsequent Purchaser will also be named as a secured party on all such financing statements.

     Section 1.4. Representations of the Purchasers. Each Purchaser represents and warrants to the Company that:

(a)   Authorization.
      -------------

     Such Purchaser has full power and authority to enter into this Agreement, and that this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of the Purchaser.

(b)   Purchase Entirely for Own Account.
      ---------------------------------

     This Agreement is made with such Purchaser in reliance upon the Purchaser's representation to the Company, which by its execution of this Agreement such Purchaser hereby confirms, that the Securities to be purchased by such Purchaser will be acquired for investment for such Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

            (c)   Reliance Upon Purchasers' Representations.
                  -----------------------------------------

     Such Purchaser understands that the Securities are not registered under the Securities Act on grounds that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on such Purchasers' representations set forth herein. Such Purchaser realizes that the basis for the exemption may not be present if, notwithstanding such representations, such Purchaser has in mind merely acquiring the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. Such Purchaser has no such intention.

            (d)   Investment Experience.
                  ---------------------

     Such Purchaser represents that it is experienced in evaluating and investing in private placement transactions and acknowledges that it is able to fend for itself, can bear the economic risk of such Purchaser's investment, and has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of the investment in the Securities. Such Purchaser also represents that it has not been organized for the purpose of acquiring the Securities.

            (e) Accredited Investor.
                -------------------

            (1)   The term "Accredited Investor" as used herein refers to:

               (i) A person or entity who is a director or executive officer of the Company;

               (ii) Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 as amended; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 as amended or a business development company as defined in Section 2(a)(48) of that act; any Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 as amended; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of Title I of the Employee Retirement Income

          Security Act of 1974 as amended, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors;

               (iii) Any  private  business  development  company  as defined in
          Section 202(a)(22) of the Investment Advisers Act of 1940 as amended;

               (iv) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

               (v) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of the purchase exceeds $1,000,000;

               (vi) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation or reaching the same income level in the current year;

               (vii) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment; or

               (viii) Any entity in which all of the equity owners are Accredited Investors.

     As used in this Paragraph 3.6(a), the term "net worth" means the excess of total assets over total liabilities. For the purpose of determining a person's net worth, the principal residence owned by an individual should be valued at fair market value, including the cost of improvements, net of current encumbrances. As used in this Section 1.4 (e)(1), "income" means actual economic income, which may differ from adjusted gross income for income tax purposes. Accordingly, the Purchaser should consider whether it should add any or all of the following items to the Purchaser's gross income for income tax purposes in order to reflect more accurately the Purchaser's actual economic income: any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, and alimony payments.

            (2) Such Purchaser further represents to the Company that, except as otherwise disclosed to the Company in writing prior to such Purchaser's execution hereof, it is an Accredited Investor.

            (f)   Restricted Securities.
                  ---------------------

     The Purchaser understands that the Securities may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely.

            (g)   Legends.
                  -------

     To the extent applicable, each certificate or other document evidencing any of the Securities shall be endorsed with the legends substantially in the form set forth below:

            (1) The following legend under the Securities Act:

                THE  NOTES   REPRESENTED  BY  THIS  CERTIFICATE  HAVE  NOT  BEEN
            REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE NOTES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE PROPOSED TRANSACTION DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER FEDERAL OR STATE SECURITIES LAWS, OR UNLESS THE PROPOSED TRANSACTION IS REGISTERED OR QUALIFIED AS REQUIRED.

            (2) Any legend imposed or required by the Company's Bylaws or applicable state securities laws.


     Section 2. REPRESENTATIONS OF THE COMPANY. The Company represents and warrants to each of the Purchasers as of the date hereof and as of the Closing Date that:

     Section 2.1.  Organization and Authority of the Company.
                    -----------------------------------------

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has all requisite power and authority to own or hold under lease the property it purports to own or hold under lease and to transact the business it transacts and proposes to transact. The Company has all requisite power and authority to execute and deliver this Agreement, the Securities, and any other documents or agreements contemplated hereby and thereby, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder. The Company is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or held under lease by it or the nature of the business transacted by it requires such qualification except such jurisdictions, if any, in which the failure to be so qualified or in good standing will not have a Material Adverse Effect on the Company.

     (b) The execution, delivery and performance of this Agreement, the Securities, and any other documents or agreements to which the Company is a party contemplated hereby and thereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by the Board of Directors. Each of this Agreement, the Securities, and any other document or agreement to which the Company is a party contemplated hereby or thereby has been (or on the Closing Date will have been) duly authorized, executed and delivered by, and each is (or, when duly executed and delivered on the Closing Date, will be) the valid and binding obligation of, the Company, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally.

Section 2.2. Business, Properties and Other Information Regarding the Company.
             -----------------------------------------------------------------

     (a) The Company has delivered to each of the Purchasers copies of the (i) audited report of the Company's independent accountants for the fiscal year ended January 29, 2000 containing balance sheets of the Company as of the last day of the fiscal year ended January 29, 2000, and the related statements of operations, shareholders' equity and cash flows of the Company for the fiscal year ended January 29, 2000 and (ii) the unaudited balance sheets and the related statements of operations, shareholders' equity and cash flows of the Company for the period ended April 29, 2000 (such financial statements being referred to collectively herein as the "Financial Statements").

The Financial Statements fairly present the financial position of the Company as of the respective dates of such balance sheets and the results of the Company's operations for the respective periods covered by such statements of operations, shareholders' equity and cash flows. The Financial Statements are true, accurate and complete in all material respects and have been prepared in accordance with GAAP consistently applied throughout the periods involved. There are no material liabilities, contingent or otherwise, of the Company as of the date hereof and as of the Closing Date required to be reflected in a balance sheet prepared in accordance with GAAP which are not reflected in such balance sheets. Since April 29, 2000, the Company has continued to experience operating losses. However, there have been no changes in the assets, liabilities or financial position of the Company from that set forth in such balance sheet as of such date, other than such continued operating losses and changes in the ordinary course of business, including the closures of two stores, or as are otherwise disclosed in the reports filed by the Company pursuant to the Exchange Act.

     (b) As of their respective dates, neither the Financial Statements nor any certificate executed by the Company in connection with the transactions contemplated hereby and thereby, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since April 29, 2000, there has been no change in the business, prospects, properties, condition (financial or otherwise) or operations which has had a Material Adverse Effect on the Company. To the best of the Company's knowledge, no fact that has not been disclosed in the Company's Exchange Act reports or otherwise in writing to the Purchasers has had a Material Adverse Affect or, so far as the Company can reasonably foresee, will have a Material Adverse Effect on the Company, or will materially adversely affect the ability of the Company to perform its respective obligations under this Agreement, the Securities, or any other documents or agreements contemplated hereby and thereby.

     Section 2.3. Capital Stock.
                  -------------

     (a) The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, no par value per share (the "Common Stock") and 250,000 shares of preferred stock ("Preferred Stock"). On the date hereof and on the Closing Date, 5,614,175 shares of Common Stock and 83,833 shares of Preferred Stock are and will be issued and outstanding, all of which shares have been duly and validly issued and are fully paid and nonassessable.

     (b) The Company does not have outstanding any capital stock or other securities convertible into or exchangeable for any of its capital stock or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements (contingent or otherwise) providing for the issuance of, or any calls, commitments or claims of any character relating to, any of its capital stock or any securities convertible into or exchangeable for any of its capital stock, other than (i) stock options issued under the Company's stock option plans, and (ii) Warrants dated January 18, 2000 and August 8, 2000, to purchase an aggregate of 30,000 shares of Common Stock issued to Heller Financial, Inc.

     (c) The Company does not have any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its capital stock or obligation evidencing the right of the holder thereof to purchase any of its capital stock, other than the Company's obligation to repurchase stock owned by an employee under The Right Start, Inc. Employee Stock Purchase Plan after such employee elects to withdraw from such plan. There is not in effect any agreement by the Company pursuant to which any holders of securities of the Company have a right to cause the Company to register such securities under the Securities Act, other than (i) the shelf registration on file with the Commission for Kayne Anderson to register shares of common stock owned by Kayne Anderson, and (ii)
registration rights set forth in the Securities Purchase Agreements dated January 18, 2000 and August 8, 2000, between the Company and Heller Financial, Inc.

     Section 2.4.  Litigation;  Observance of Statutes,  Regulations and Orders.
                   -----------------------------------------------------------

     (a) There are no actions, suits or proceedings pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its properties in any court or before any arbitrator of any kind or before or by any Governmental Body except actions, suits or proceedings arising in the ordinary course of business which individually or in the aggregate, if adversely determined, would not have a Material Adverse Effect on the Company or materially adversely affect its ability to perform its obligations under this Agreement, the Securities, and any other document or agreement contemplated hereby or thereby.

     (b) The Company is not in default under any order of any court, arbitrator or Governmental Body, or subject to or a party to any Order of any court or Governmental Body arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters. The Company is not in violation of any statute or other rule or regulation of any Governmental Body the violation of which would have a Material Adverse Effect on the Company or materially adversely affect its ability to perform its obligations under this Agreement, the Securities, and any other document or agreement contemplated hereby or thereby.

     Section 2.5. Title to Property.
                  -----------------

     (a) The Company has good and marketable title to its real properties and good and merchantable title to each of its other properties as are reflected on the Financial Statements, except for personal property sold or otherwise disposed of in the ordinary course of business. All properties of the Company are free and clear of all Liens, other than Permitted Liens.

     (b) The Company enjoys full and undisturbed possession under all leases necessary in any material respect for the operation of its business (the "Leases"). None of the Company's Leases contain any unusual or burdensome provisions which, individually or in the aggregate, are likely to materially impair the operation of the business of the Company. The Company's Leases are valid and subsisting and are in full force and effect, and there are no existing material defaults by the Company or events that with notice or lapse of time or both would constitute material defaults by the Company under any of the Leases.

     Section 2.6. Taxes. The Company has filed all tax returns which are required to have been filed in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by the Company to the extent the same have become due and payable and before they have become delinquent, except for any taxes and assessments the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has set aside on its books reserves (segregated to the extent required by GAAP) deemed by it to be adequate. The Company knows of no proposed material tax assessment against the Company and in the opinion of the Company all tax liabilities are adequately provided for on the books of the Company.

     Section 2.7. Compliance with Laws and Other Instruments of the Company. The consummation of the transactions contemplated by this Agreement and the execution, delivery and performance of the terms and provisions of this Agreement, the Securities, or any other document or agreement contemplated hereby or thereby will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under, any material indenture, mortgage, deed of trust, bank loan or credit agreement, corporate charter, by-laws or other material agreement or instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any Order of any court, arbitrator or Governmental Body applicable to the Company, or (iii) violate any provision of any statute or other rule or regulation of any Governmental Body applicable to the Company.

     Section 2.8. Governmental Authorizations. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Body is required for the issuance of the Securities or the valid execution and delivery of the Securities or for the performance by the Company of this Agreement, the Securities, and any other documents or agreements contemplated hereby and thereby other than filings of Securities Act Form D, California Form 25102(f) and similar filings.

     Section 2.9. Licenses and Permits. The Company possesses all licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names, or rights thereto, required to conduct its business substantially as now conducted and as currently proposed to be conducted, without known conflict with the rights of others.

     Section 2.10. Compliance with ERISA.
                   ---------------------

     (a) Neither the Company nor any Related Person (as defined below) has breached the fiduciary rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or engaged in any transaction in connection with which the Company or any Related Person could be subjected to a suit for damages, a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), in any such case which would be materially adverse to the Company. For purposes of this Section 2.10, a "Related Person" shall mean any trade or business, whether or not incorporated, which, together with the Company, would be treated as a single employer under Section 414 of the Code.

     (b) Neither any employee pension benefit plan (as defined in Section 3(2) of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Related Person or with respect to which the Company or any Related Person is or has been obligated to contribute (a "Plan") nor any trust created under any Plan has been terminated within the meaning of Title IV of ERISA since September 2, 1974 under circumstances that could result in liability which could be materially adverse to the Company. Other than premiums due and owing in the normal course, no liability to the Pension Benefit Guaranty Corporation (the "PBGC") has been incurred and remains unsatisfied or is expected by the Company to be incurred with respect to any Plan by the Company or any Related Person which is or would be materially adverse to the Company. There has been no reportable event (within the meaning of Section 4043(b) of ERISA) or any other event or condition with respect to any Plan which presents a risk of termination of any such Plan by the PBGC under circumstances which in any case could result in liability which would be materially adverse to the Company.

     (c) Neither the Company nor any Related Person has within the past six years contributed, or had any obligation to contribute, to a single employer plan that has at least two contributing sponsors not under common control or has ceased operations at a facility under circumstances which could result in liability under Section 4068(f) of ERISA.

     (d) There is no multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Company or any Related Person is or has ever been obligated to contribute under Title IV of ERISA.

     (e) No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan. Full payment has been made within the time required under Section 412 of the Code of all amounts that the Company or any of its Related Persons is required under the terms of each Plan and applicable law to have paid as contributions to such Plan as of the date hereof. Each Plan satisfies the minimum funding standard of Section 412 of the Code.

     (f) The present value of the benefit liabilities (within the meaning of Title IV of ERISA) under all Plans determined as of May 31, 1996 and on the basis of PBGC assumptions required under Title IV of ERISA did not exceed the current value of the assets of all such Plans determined as of such date.

     (g) Neither the Company nor any Related Person has engaged in any transaction that could result in the incurrence of any liabilities under Section 4069 or Section 4212 of ERISA.

     (h) The Company is not a party in interest with respect to any employee benefit plan, except for The Right Start, Inc. Employee Stock Ownership Plan and The Right Start, Inc. 401(k) Plan and securities of the Company are not employer securities with respect to any employee benefit plan other than the above listed plans. For such purpose, the term "employee benefit plan" shall have the meaning assigned to such term in Section 3 of ERISA and the term "employer security" shall have the meaning assigned to such term in Section 407(d)(1) of ERISA. The execution and delivery of this Agreement, the Securities and any other agreements or instruments executed in connection herewith and therewith will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code.

     Section 2.11. Investment Company Act. The Company is not an investment company or a person directly or indirectly controlled by or acting on behalf of an investment company within the meaning of the Investment Company Act of 1940, as amended.

     Section 2.12. Environmental Compliance. The Company has obtained and is in compliance with all permits, licenses, and other authorizations that are required under all Environmental Laws (as hereinafter defined), including laws relating to emissions, discharges, releases or threatened releases of contaminants into the environment (including, without limitation, ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of contaminants, except to the extent that failure to have any such permit, license or other authorization does not have a Material Adverse Effect on the Company.

     Section 2.13. Maintenance of Insurance. The Company carries insurance covering its properties and business adequate and customary for the type and scope of the properties and business. The Company's present insurance coverage is as set forth in Schedule 2.13 hereto.

     Section 2.14. Labor Relations. To the best knowledge of the Company, no material unfair labor practice complaint or sex, age, race or other discrimination claim has been brought during the last five years against the Company before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental Body. During that period, the Company has complied in all material respects with all applicable laws relating to the employment of labor, including, without limitation, those relating to immigration, wages, hours and collective bargaining.

     Section 2.15. Assumptions or Guaranties of Indebtedness of Other Persons. The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) on any Indebtedness of any other Person.

     Section 2.16. Disclosure. The Company has provided to Purchaser copies of its Annual Report on Form 10-K for the fiscal year ended January 29, 2000, and its quarterly report on Form 10-Q for the period ended April 29, 2000, which include the Financial Statements (the "Exchange Act Documents"). Such documents are true, accurate and complete in all material respects. Neither this Agreement, the Financial Statements, the Exchange Act Documents nor any other agreement, document, certificate or written statement furnished to Purchaser by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact. There is no fact within the knowledge of the Company or any of its executive officers which has not been disclosed herein or in the Exchange Act Documents or in writing by them to Purchaser and that now, or in the future in their opinion may, insofar as they can now reasonably foresee, have a Materially Adverse Effect on the Company.

     Section 3. CONDITIONS OF CLOSING. Each Purchaser's obligation to purchase and pay for the Securities to be purchased by such Purchaser on the Closing Date shall be subject to the satisfaction on or before the Closing Date of the conditions hereinafter set forth.

     Section 3.1. Proceedings Satisfactory. All proceedings taken on or prior to the Closing Date in connection with the issuance of the Securities and the consummation of the transactions contemplated hereby and all documents and papers relating thereto shall be reasonably satisfactory in form and substance to the Purchasers and their special counsel, and they shall have received copies of such documents, papers, and certificates of officers of the Company, all in form and substance reasonably satisfactory to the Purchasers and their special counsel, as they may reasonably request in connection therewith.

     Section 3.2. Representations True; Officer's Certificate. All representations and warranties of the Company contained in Section 2 shall be true in all material respects, in each case on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; the Company shall have performed all agreements on its part required to be performed under this Agreement on or prior to the Closing Date; no Default or Event of Default shall have occurred and be continuing; the Company shall not have consolidated with, merged into, or sold, leased or otherwise disposed of its properties as an entirety or substantially as an entirety to any Person; all conditions specified in Section 3 shall have been satisfied; and the Purchasers shall have received a certificate signed by the Chairman of the Board of Directors, the President or the principal financial officer of the Company, dated the Closing Date, certifying to the effect specified in this Section.

     Section 3.3. Purchase Permitted by Applicable Laws. The sale by the Company and the payment for the Securities to be purchased by the Purchasers (i) shall not be prohibited by any applicable law or governmental regulation, release, interpretation or opinion, (ii) shall not subject any Purchaser to any penalty under or pursuant to any applicable law or governmental regulation, and (iii) shall be permitted by the laws and regulations of the jurisdictions to which any Purchaser is subject.

     Section 3.4. Securities. The Securities shall have been duly executed and delivered by the parties thereto in the respective forms attached as Exhibits hereto, with only such changes or additions as the Purchasers or their special counsel shall, in their sole judgment, require and all governmental charges payable in connection therewith shall have been paid (or payment shall have been provided for) in full, and shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived without each Purchaser's prior written consent.

     Section 3.5. Registration Rights Agreement and Security Agreement. The Company shall have entered into the Registration Rights Agreement substantially in the form set forth as Exhibit B hereto and the Security Agreement substantially in the form set forth as Exhibit C hereto. The Company shall have executed UCC-1 Financing Statements for filing in each jurisdiction in which the Company has assets that provide security in accordance with the Security Agreement.

     Section 3.6. Third-Party Consents. The Company shall have received all third party and governmental consents and waivers (including, but not limited to, the consent of any holder of Senior Debt (as defined in the Notes)) necessary to permit consummation of the transactions contemplated hereunder.

     Section 4. CONVERSION OF THE NOTES.

     Section 4.1. Conversion. The Notes shall be subject to mandatory prepayment by the Company as set forth in the Notes.

     Section 5. COVENANTS. The Company covenants and agrees that on and after the date hereof, so long as any Note shall be outstanding, that it will perform and observe the following covenants and provisions and will cause each Subsidiary to perform and observe such of the following covenants and provisions as are applicable to such Subsidiary:

     Section 5.1. Payment of Notes. The Company shall pay the principal of and interest on the Notes on the date and in the manner provided in the Notes and this Agreement.

     Section 5.2. Observance of Statutes, Regulations and Orders. The Company shall remain at all times in compliance with all statutes or other rules or regulations of any Governmental Body, including any Environmental Law, the violation of which might have a Material Adverse Effect on the Company or materially adversely affect the ability of the Company to perform its obligations under this Agreement and the Securities.

     Section 5.3. Corporate Existence. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect, and shall cause each Subsidiary to preserve and keep in full force and effect, its corporate existence in accordance with the rights (charter and statutory), licenses and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors shall determine in good faith in accordance with the Company's charter that the preservation thereof is no longer desirable in the conduct of the business of the Company, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

     Section 5.4. Taxes. The Company shall pay, and shall cause each Subsidiary to pay, prior to delinquency, all material taxes, assessments and governmental levies that may be imposed upon the Company, except as contested in good faith and by appropriate proceedings.

     Section 5.5. Maintenance of Properties. The Company shall, and shall cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times consistent with past practices of the Company.

     Section 5.6. Books and Records. The Company shall keep books and records which accurately reflect all of its material business affairs and transactions.

     Section 5.7. Maintenance of Insurance. The Company shall maintain, and cause each Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company operates.

     Section 5.8. Limitations on Transactions with Affiliates. Except as contemplated in connection with issuance of its Series D Convertible Preferred Stock, the Company shall not make, and shall cause its Subsidiaries not to make, any payment to or investment in, or enter into any transaction with, any Affiliate, including without limitation the purchase, sale or exchange of property or the rendering of any service, unless, in the opinion of the Company's Board of Directors, such transaction is on terms comparable to those generally available on an arm's-length basis.

     Section 5.9. Investment Company Act. The Company shall not become an investment company subject to registration under the Investment Company Act of 1940, as amended.

     Section 5.10. Compliance with ERISA. The Company shall comply, and cause each Subsidiary to comply, with the provisions of ERISA and the Code, and the rules and regulations thereunder, which are applicable to any Plan. The Company shall not permit any event or condition to exist which could permit any such plan to be terminated under circumstances which would cause the lien provided for in Section 4068 of ERISA to attach to the assets of the Company.

     Section 6. SEC REPORTS. The Company shall file all reports and other information and documents which it is required to file with the Securities and Exchange Commission ("SEC") pursuant to Section 13 or 15(d) of the Exchange Act. The Company will cause any quarterly and annual reports, proxy statements and any other documents which it mails to its shareholders to be mailed to each Holder.

     If the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will prepare, for the first three quarters of each fiscal year, quarterly financial statements substantially equivalent to the financial statements required to be included in a report on Form 10-Q under the Exchange Act. The Company will also prepare, on an annual basis, complete audited consolidated financial statements, including, but not limited to, a balance sheet, a statement of income and retained earnings, a statement of changes in financial position and all appropriate notes. All such financial statements will be prepared in accordance with generally accepted accounting principles consistently applied, except for changes with which the Company's independent accountants concur, and except that quarterly statements may be subject to year-end adjustments. The Company will cause a copy of such financial statements to be mailed to each Holder of a Note as soon as available within forty-five (45) days after the close of each of the first three quarters of each fiscal year and within ninety (90) days after the close of each fiscal year.

     Each Holder of a Note and prospective purchasers designated by such holder will have the right to obtain from the Company upon request by such holder or prospective purchasers, during any period in which the Company is not subject to
Section 13 or 15(d) of the Exchange Act, the information required by paragraph d(4)(i) of Rule 144A under the Securities Act.

     Section 7. DEFINITIONS.

     Section 7.1. Definitions. Except as otherwise specified or as the context may otherwise require, the following terms shall have the respective meanings set forth below whenever used in this Agreement:

     "Affiliate" means a Person (i) that directly or indirectly controls, or is controlled by, or is under common control with, the Company, (ii) that beneficially owns ten percent (10%) or more of the Voting Stock of the Company, or (iii) ten percent (10%) or more of the Voting Stock (or in the case of a Person which is not a corporation, ten percent (10%) or more of the equity interest) of which is owned by the Company. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, the holders of the Securities shall be deemed not to be Affiliates of the Company for purposes of this Agreement.

     "Agreement" has the meaning ascribed thereto in Section 1.1.

     "Board of Directors" means either the Board of Directors of the Company or any duly authorized committee of that board.

     "Business Day" means any day other than a Saturday, Sunday or a day on which banks in the State of California are required or permitted to close.

     "Capital Lease" means any lease of property that, in accordance with GAAP, should be capitalized on the lessee's balance sheet or for which the amount of the asset and liability thereunder, if so capitalized, should be disclosed in a note to such balance sheet; and "Capital Lease Obligation" means the amount of the liability with respect to a Capital Lease that should be so capitalized or disclosed.

     "Closing" has the meaning ascribed thereto in Section 1.2.

     "Closing Date" has the meaning ascribed thereto in Section 1.2.

     "Code" has the meaning ascribed thereto in Section 2.10.

     "Commission" means the Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act and the Exchange Act.

     "Common Stock" has the meaning ascribed thereto in Section 2.3.

     "Company" means The Right Start, Inc., a California corporation.

     "Default" means any default or other event which, with notice or the lapse of time or both, would constitute an Event of Default.

     "Environmental Law" or "Environmental Laws" mean any law or Order relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

     "ERISA" has the meaning ascribed thereto in Section 2.10.

     "Events of Default" has the meaning ascribed thereto in Section 8.1.

     "Exchange Act" means the Securities and Exchange Act of 1934, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at any applicable time.

     "Exchange Act Documents" has the meaning ascribed thereto in Section 2.16.

     "Financial Statements" has the meaning ascribed thereto in Section 2.2.

     "GAAP" means generally accepted accounting principles as in effect at the time of application to the provisions hereof.

     "Governmental   Body"  means  any  federal,   state,   municipal  or  other
governmental department, commission, board, bureau, agency or instrumentality, foreign or domestic, or any financial or other rating agency.

     "Guarantee" means any guarantee or other contingent liability, direct or indirect, with respect to any Indebtedness of another person, through an agreement or otherwise, including, without limitation, (i) any endorsement (otherwise than for collection or deposit in the ordinary course of business) or discount with recourse or undertaking substantially equivalent to or having similar economic effect of a guarantee with respect to any such Indebtedness, and (ii) any agreement (A) to purchase, or to advance or supply funds for the payment or purchase of, any such Indebtedness of another, (B) to purchase, sell or lease property, products, materials or supplies, or transportation or services, primarily for the purpose of enabling such other person to pay such Indebtedness or to assure the owner thereof against loss regardless of the delivery or non-delivery of the property, products, materials or supplies or transportation or services, or (C) to make any loan, advance, capital contribution or other investment in such other person to assure a minimum equity, working capital or other balance sheet condition for any date, or to provide funds for the payment of any liability, dividend or stock liquidation payment, or otherwise to supply funds to or in any manner invest in such other person. The amount of any Guarantee shall be equal to the outstanding principal amount of the Indebtedness guaranteed, unless some lesser limitation is specifically stated in such Guarantee.

     "Holder" means each of the Purchasers and any other Person that becomes a registered holder of any of the Notes (or any note or notes issued by the Company in exchange therefor in accordance with this Agreement) as registered on the books of the Company.

     "Indebtedness" means any obligation for borrowed money or for which interest is customarily paid, but in any event shall include without limitation
(i) any obligation owed for all or any part of the purchase price of property, services or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased or services rendered in the ordinary course of business, (ii) any obligations secured by any Lien in respect of property even though the person owning the property has not assumed or become liable for the payment of such obligation, (iii) any Capital Lease Obligation, (iv) any Guarantee with respect to Indebtedness (of the kind otherwise described in this definition) of another person, and (v) obligations in respect of letters of credit, surety bonds and completion bonds.

     "Kayne Anderson" means Kayne Anderson Investment Management, Inc., Kayne Anderson Capital Advisors , L.P., Kayne Anderson Non-Traditional Investments, L.P., Kayne Anderson Offshore Limited, ARBCO Associates, L.P., Kayne Anderson Diversified Capital Partners, L.P., and Kayne Anderson Capital Partners, L.P. and each of their affiliates.

     "Leases" has the meaning ascribed thereto in Section 2.5.

     "Lien" means, as to any person, any mortgage, lien, pledge, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of the person under any Indebtedness, conditional sale or other title retention agreement or Capital Lease with respect to, any property or asset of the person, or the signing or filing of a financing statement which names the person as debtor, or the signing of any security agreement authorizing any other party as the secured party thereunder to file any financing statement.

     "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the business, prospects, properties, condition (financial or otherwise) or operations of such Person.

     "Notes" has the meaning ascribed thereto in Section 1.1.

     "Order" means any order, writ, injunction, decree, judgment, award, determination, direction or demand.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Permitted Liens" means:

          (a) Liens for taxes, assessments, or governmental charges or claims the payment of which is not yet past due or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established;

          (b) statutory Liens of landlords, carriers, warehousemen, mechanics, or materialmen, and other Liens imposed by law and incurred in the ordinary course of business, that are for sums not yet delinquent for a period of more than thirty (30) days or are being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP, shall have been made therefor;

          (c) Liens incurred or deposits or pledges made in the ordinary  course
     of  business  in  connection  with  workers'   compensation,   unemployment
     insurance, and other types of social security laws;

          (d) any attachment or judgment Lien; provided that (i) the time for the appeal or petition for rehearing of such judgment lien shall not have expired; (ii) the Company in good faith shall be prosecuting an appeal or proceeding for review with respect to which execution has been stayed pending such appeal or which is vacated or discharged within thirty (30) days of the termination of such stay; or (iii) with respect to which payment in full above any applicable deductible is covered by insurance (so long as no reservation of rights has been made by the insurer in connection with such coverage), and Liens incurred to secure any surety bonds, appeal bonds, supersedeas bonds, or other instruments serving a similar purpose in connection with the appeal of any such judgment or any proceeding to which the Company is a party;

          (e) minor survey exceptions, easements and licenses, reservations of, or rights of others for, rights-of-way, highway and railroad crossings, sewers, electric lines, telegraph and telephone lines, and other similar purposes, or zoning or other restrictions or similar charges with respect to the use of real properties not incurred in connection with Indebtedness of the Company or materially detracting from the value of such properties; and

     (f) any Lien on the Company's assets or properties to secure payment to a lender that is senior in right of payment to a Holder of the Notes.

     "Person" shall include an individual, a corporation, an association, a partnership, a limited liability company, a limited liability partnership, a trust or estate, a government, foreign or domestic, and any agency or political subdivision thereof, or any other entity.

     "Purchasers" means the Purchasers listed on Schedule I hereto and their successors and assigns.

     "Remainder Notes" has the meaning ascribed thereto in Section 1.1.

     "Securities" has the meaning ascribed thereto in Section 1.1.

     "Securities Act" means the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at any applicable time.

     "Subsidiary" means any corporation or other entity of which the Company and/or one or more of its Subsidiaries own more than 50% of the outstanding stock or other interest having by its terms ordinary voting power to elect a majority of the Board of Directors of such corporation, entity or otherwise control such corporation or entity, and, except as otherwise expressly indicated herein, references to Subsidiaries shall refer to Subsidiaries of the Company.

     "Voting Stock" means any equity security entitling the holder of such security to vote at meetings of shareholders except an equity security which entitles the holder of such security to vote only upon the occurrence of some contingency, unless that contingency shall have occurred and be continuing.

     Section 7.2. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP, all computations made pursuant to this Agreement shall be made in accordance with GAAP, and all balance sheets and other financial statements shall be prepared in accordance with GAAP, except in the case of unaudited financial statements which are subject to year-end audit adjustments and the absence of footnotes.

     Section 8. EVENTS OF DEFAULT; REMEDIES.

     Section 8.1. Events of Default Defined; Acceleration of Maturity. If any of the following events ("Events of Default") shall occur and be continuing (for any reason whatsoever and whether it shall be voluntary or involuntary or by operation of law or otherwise):

          (a) The Company shall fail to pay any of the principal on the Notes when due and any such failure shall not be cured by full performance thereof within ten (10) days after written notice thereof shall have been given to the Company by any registered Holder; or

          (b) The Company shall default in the performance of any covenant contained in Section 5 and any such failure shall not be cured by full performance thereof within thirty (30) days after written notice thereof shall have been given to the Company by Holders of not less than 25% in aggregate principal amount of the Notes; or

          (c) Any material representation or warranty made by the Company in this Agreement or by the Company (or any officers of the Company) in any certificate, instrument or written statement contemplated by or made or delivered pursuant to or in connection with this Agreement, shall prove to have been incorrect when made in any material respect; or

          (d) The Company shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, or a Note on its part to be performed or observed and any such failure shall not be cured by full performance thereof within sixty (60) days after written notice thereof shall have been given to the Company by Holders of not less than 25% in aggregate principal amount of the Notes; or

          (e) The Company shall (i) commence a voluntary case under Title 11 of the United States Code as from time to time in effect, or authorize, by appropriate proceedings of its Board of Directors or other governing body, the commencement of such a voluntary case; (ii) file an answer or other pleading omitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under such Title 11, or seek, consent to or acquiesce in the relief therein provided, or fail to controvert timely the material allegations of any such petition; (iii) suffer the entry of an order for relief in any involuntary case commenced under said Title 11; (iv) seek relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief; (v) suffer the entry of an order by a court of competent jurisdiction (A) finding it to be bankrupt or insolvent, (B) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, (C) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property, or (D) make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint or consent to the appointment of a receiver or other custodian of all or a substantial part of its property; or

          (f) Any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against the property of the Company in an aggregate amount which exceeds $2,500,000 and such judgment, writ, or similar process shall not be released, vacated or fully bonded or stayed pending appeal within sixty (60) days after its issue or levy.

Upon the occurrence of any Event of Default, and in any such event, Holders of not less than 25% in aggregate principal amount of the Notes may, by notice to the Company, declare the entire unpaid principal amount of the Notes and all other amounts payable to such Holders under such Notes or this Agreement to be immediately due and payable, whereupon such Notes and all such amounts shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company with respect to itself and its Subsidiaries.

     Section 8.2. Annulment of Defaults. If at any time after the principal of any Note shall have become due and payable, and before any judgment or decree for the payment of the moneys so due shall have been entered, all other sums payable to the Holder of such Note under this Agreement (except the principal amount which by such declaration shall have become payable) shall have been duly paid, and every other default and Event of Default shall have been made good or cured, then and in every such case the Holder of such Note, by written instrument filed with the Company, may rescind and annul such declaration and its consequences; but no such rescission or annulment shall extend to or affect any other or subsequent default or Event of Default or impair any right of the Holders of any other Note consequent thereon.

     Section 8.3. Suits for Enforcement. If any Event of Default shall have occurred and be continuing, Holders of not less than 25% in aggregate principal amount of the Notes may proceed to protect and enforce the rights of Holders, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement, or such Holders may proceed to enforce the payment of all sums due upon the Notes or to enforce any other legal or equitable right of Holders.

     The Company covenants that, if it shall default in the making of any payment due under any Note or in the performance or observance of any agreement contained in this Agreement, it shall pay to any Holder such further amounts, to the extent lawful, as shall be sufficient to pay the costs and expenses of collection or of otherwise enforcing such Holder's rights, including reasonable counsel fees and costs and expenses incurred in connection with any restructuring, refinancing, workout, bankruptcy or other similar transaction or proceeding. The obligations set forth in this paragraph shall survive the payment in full of the Notes.

     Section 8.4. Remedies Cumulative. No remedy herein conferred upon any Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     Section 8.5. Remedies Not Waived. No course of dealing between the Company and the Holders and no delay or failure in exercising any rights hereunder or under any Note in respect thereof shall operate as a waiver of any rights of any Holder.

     Section 9. REGISTRATION, TRANSFER AND EXCHANGE OF SECURITIES; LOST SECURITIES. The Company shall keep at its principal executive office a register in which, subject to such reasonable regulations as it may prescribe, but at its expense (other than transfer taxes, if any), it shall provide for the registration and transfer of the Securities.

     The Securities may not be sold, transferred, pledged or hypothecated unless the proposed transaction does not require registration or qualification under federal or state securities laws or unless the proposed transaction is registered or qualified as required.

     The Holder of any of the Securities may, at such Holder's option, surrender the same for transfer or exchange either at the principal executive office of the Company or at the place of payment named in the Notes, accompanied in the case of a transfer or assignment by a written instrument of transfer or assignment in form satisfactory to the Company duly executed by the registered Holder thereof or by such Holder's attorney duly authorized in writing. In case any Holder shall so request the transfer, assignment or exchange of any
Security, the Company at its expense shall execute and deliver in exchange therefor one or more new Securities, as may be requested by such Holder, in the same denomination or denominations as the Securities or Securities so surrendered.

     The Company and any agent of the Company may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of the principal on any Note and for all other purposes whatsoever.

     Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of any Security, and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to it, upon surrender and cancellation of such Security or receipt of such indemnity, the Company shall make and deliver in lieu of such Security a new Security in the same denomination and, in the case of a Note, dated as of the date of surrender and cancellation of such Note or receipt of such indemnity.

     Notwithstanding the foregoing provisions of this Section, if any Security of which any Purchaser or any other institutional Holder is the owner is lost, stolen or destroyed, then the affidavit of such Purchaser or such Holder's Treasurer or Assistant Treasurer (or other responsible official), setting forth the name of the owner of such Security and the circumstances with respect to such loss, theft or destruction, shall be accepted as satisfactory evidence thereof, and no indemnity shall be required as a condition to the execution and delivery by the Company of a new Security in lieu of such Security (or as a condition to the payment thereof, if due and payable) other than a Purchaser's or such Holder's written agreement to indemnify the Company.

     Section 10. HOME OFFICE PAYMENT. Notwithstanding anything to the contrary in this Agreement or the Notes, so long as any Purchaser or any nominee designated by such Purchaser shall be a Holder of any Notes, the Company shall punctually pay all amounts which become due and payable on such Note to such Purchaser at such Purchaser's address set forth on its signature page hereto, and in the manner set forth in the Notes, or at such other place and in such other manner as such Purchaser may designate by notice to the Company, without presentation or surrender of such Note. Each Purchaser agrees that prior to the sale, assignment, transfer or other disposition of any such Note, such Purchaser shall make notation thereon of the portion of the principal amount paid or prepaid, or surrender the same in exchange for a Note or Notes aggregating the same principal amount as the unpaid principal amount of the Note so surrendered. The Company agrees to enter into an agreement similar to that contained in this Section with any other institutional investor (or nominee thereof) who shall hold any of the Notes.

     Section 11. MISCELLANEOUS.

     Section 11.1. Indemnification. The Company hereby agrees to indemnify, exonerate and hold each Purchaser and each of their respective partners and affiliates, and their shareholders, officers, directors, employees and agents free and harmless from and against any and all actions, causes of action, suits, litigation, losses, liabilities and damages, investigations or proceedings instituted by any governmental agency or any other Person, and expenses in connection therewith, including without limitation reasonable attorneys' fees and disbursements, incurred by the indemnitee or any of them as a result of, or arising out of, or relating to (a) any transaction financed or to be financed in whole or in part directly or indirectly with proceeds from the sale by the Company of any securities hereunder, or (b) the execution, delivery, performance or enforcement of this Agreement or any instrument contemplated hereby by any of the indemnitees, except in each such case to the extent any such indemnified liabilities arise on account of such indemnitee's gross negligence, willful misconduct or bad faith.

     Section 11.2. Expenses. The Company and Purchasers each agree to pay all their own costs and expenses in connection with the preparation, execution and delivery of this Agreement, the Securities and other instruments and documents to be delivered hereunder.

     Section       11.3.       Amendments,       Waiver      and       Consents.

          (a) Without Consent of Holders. The Company may amend this Agreement or the Securities without consent of any Holder:

               (1) to cure any ambiguity, defect or inconsistency; or

               (2) to make any change that does not adversely affect the rights hereunder of any Holder.

          (b) With Consent of Holders. The Company may amend this Agreement or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities. The Holders of a majority in aggregate principal amount of the Securities then outstanding may also waive compliance in a particular instance by the Company with any provision of this Agreement or the Securities.

     However, without the consent of each Holder affected, an amendment or waiver under this Section may not:

               (1) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

               (2) reduce the rate of or change the time for payment of interest on any Security;

               (3) reduce the principal of or change the fixed maturity of any Security or alter the redemption provisions with respect thereto;

               (4) make any Security payable in money other than that stated in the Security;

               (5) make any change in this  sentence of this  Section  11.3;  or

               (6) waive a default in the payment of the principal of, or interest on, any Security.

     To secure a consent of the Holders under this Section it shall not be necessary for the Holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment or waiver under this Section becomes effective, the Company shall mail to Holders a notice briefly describing the amendment or waiver.

          (c) Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same Indebtedness as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to such Holder's Security or portion of a Security if the Company receives notice of revocation before the date on which the Company receives an officer's certificate certifying that the Holders of the requisite principal amount of Securities have consented to the amendment or waiver (or before such later date as may be required by law or stock exchange rule.)

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were Holders on such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Securities required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

     After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in any of clauses (1) through (6) of Section 11.3(b). In such case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security that evidences the same Indebtedness as the consenting Holder's Security.

     Section 11.4. Reliance on and Survival of Representations. All agreements, representations and warranties of the Company contained in this Agreement and in any certificates or other instruments delivered pursuant to this Agreement shall
(i) be deemed to be material and to have been relied upon by the Purchasers, notwithstanding any investigation heretofore or hereafter made by any Purchaser or on such Purchaser's behalf, and (ii) survive the execution and delivery of this Agreement and the Notes, and shall continue in effect so long as any Security is outstanding. Notwithstanding the foregoing, the agreements set forth in Sections 8.3, 6 and 11.2 shall continue and survive regardless of whether any Securities are sold hereunder or remain outstanding.

     Section 11.5. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Company, each of the Purchasers, and the Purchasers' respective successors and assigns, and, in addition, shall inure to the benefit of and be enforceable by each Person who shall from time to time be a Holder of any of the Securities. The Company may not assign its rights under this Agreement.

     Section 11.6. Notices. All notices and other communications provided for in this Agreement shall be in writing and delivered, telecopied or mailed, first class postage prepaid, addressed:

               (a) If to the Company:

                    The Right Start, Inc.
                    5388 Sterling Center Drive Unit C
                    Westlake Village, CA 91361
                    Attention:  President
                    Facsimile:  (818) 707-7132

               with a copy to:

                    Milbank, Tweed, Hadley & McCloy, LLP
                    601 S. Figueroa, 30th Floor
                    Los Angeles, CA 90017
                    Attention:  Kenneth J. Baronsky, Esq.
                    Facsimile:  (213) 629-5063


               (b) If to the Holders, at the addresses set forth on the signature page (in the case of the Purchaser) and as may be designated by notice to the Company.

     Any such notice or communication shall be deemed to have been duly given when delivered, telecopied or mailed as aforesaid. Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a telex) the answer back being deemed conclusive (but not exclusive) evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     Section 11.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     Section 11.8. Governing Law. This Agreement and the Securities and (unless otherwise provided) all amendments, supplements, waivers and consents relating hereto or thereto shall be governed by and construed in accordance with the laws of the State of New York.

     Section 11.9. Waiver of Jury Trial. EACH PURCHASER, EACH HOLDER, BY ITS ACCEPTANCE OF ANY OF THE NOTES, AND THE COMPANY, EACH HEREBY AGREE TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES, OR ANY OTHER AGREEMENTS RELATING TO THE SECURITIES OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Purchasers and the Company each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement, and that each shall continue to rely on the waiver in their related future dealings. The Purchasers and the Company further represent and warrant that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE NOTES, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE NOTES. In the event of litigation, this Agreement may be filed as a written consent to a trial by the Court.

                       [Remainder of page intentionally left blank]

     Each Purchaser is requested to sign the form of acceptance in the space provided below whereupon this Agreement shall become a binding agreement between such Purchaser and the Company.

                         Very truly yours,


                         THE RIGHT START, INC.



                         By: /s/Jerry R. Welch
                             -------------------------------
                             Jerry R. Welch
                             Chief Executive Officer

The foregoing Agreement is hereby accepted as of the date first above written:



                              ARBCO Associates, L.P.


                              By:  KAYNE ANDERSON CAPITAL ADVISORS, L.P.,
                                     its general partner
                              By:  KAYNE ANDERSON CAPITAL INVESTMENT
                                     MANAGEMENT, INC., its general partner
                              By: /s/Robert V. Sinott
                                  ---------------------------
                                    Robert V. Sinott


                        Address for Notices and Payments:

                              1800 Avenue of the Stars, 2nd Floor
                              Los Angeles, CA  90067
                            Attention: Richard Kayne
                            Telephone: (310) 556-2721
                            Telecopy: (310) 284-6490

 The foregoing Agreement is hereby accepted as of the date first above written:



                              KAYNE ANDERSON NON-TRADITIONAL INVESTMENTS, L.P.


                              By:  KAYNE ANDERSON CAPITAL ADVISORS, L.P.,
                                     its general partner
                              By:  KAYNE ANDERSON CAPITAL INVESTMENT
                                     MANAGEMENT, INC., its general partner
                              By: /s/Robert V. Sinott
                                  ---------------------------
                                    Robert V. Sinott


                        Address for Notices and Payments:

                              1800 Avenue of the Stars, 2nd Floor
                              Los Angeles, CA  90067
                            Attention: Richard Kayne
                            Telephone: (310) 556-2721
                            Telecopy: (310) 284-6490

 The foregoing Agreement is hereby accepted as of the date first above written:


                              Kayne Anderson Diversified Capital Partners, L.P.


                              By:  KAYNE ANDERSON CAPITAL ADVISORS, L.P.,
                                     its general partner
                              By:  KAYNE ANDERSON CAPITAL INVESTMENT
                                     MANAGEMENT, INC., its general partner
                              By: /s/Robert V. Sinott
                                  ---------------------------
                                    Robert V. Sinott

                        Address for Notices and Payments:

                              1800 Avenue of the Stars, 2nd Floor
                              Los Angeles, CA  90067
                            Attention: Richard Kayne
                            Telephone: (310) 556-2721
                            Telecopy: (310) 284-6490

 The foregoing Agreement is hereby accepted as of the date first above written:


                              Kayne Anderson Capital Partners, L.P



                              By:  KAYNE ANDERSON CAPITAL ADVISORS, L.P.,
                                     its general partner
                              By:  KAYNE ANDERSON CAPITAL INVESTMENT
                                     MANAGEMENT, INC., its general partner
                              By: /s/Robert V. Sinott
                                  ---------------------------
                                    Robert V. Sinott


                        Address for Notices and Payments:

                              1800 Avenue of the Stars, 2nd Floor
                              Los Angeles, CA  90067
                            Attention: Richard Kayne
                            Telephone: (310) 556-2721
                            Telecopy: (310) 284-6490

                                   SCHEDULE I

                                                                  AMOUNT OF
PURCHASERS                                                       NOTES PURCHASED
----------                                                       ---------------

ARBCO Associates, L.P                                                 $1,000,000

Kayne Anderson Non-Traditional Investments, L.P.                         500,000



Kayne Anderson Diversified Capital Partners, L.P.                        300,000

Kayne Anderson Capital Partners, L.P                                     200,000

                                                                   -------------
TOTAL (Initial Closing):                                           $2,000,000.00
                                                                   =============

                                    EXHIBIT A


     THE NOTES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE NOTES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE PROPOSED TRANSACTION DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER FEDERAL OR STATE SECURITIES LAWS, OR UNLESS THE PROPOSED TRANSACTION IS REGISTERED OR QUALIFIED AS REQUIRED.

     This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (as such subordination and intercreditor agreement hereafter may be amended, supplemented or otherwise modified from time to time, the "intercreditor Agreement") dated as of september 1, 2000 among ARBCO Associates, L.P., Kayne Anderson Non-Traditional Investments, L.P., Kayne Anderson Diversified Capital Partners, L.P., Kayne Anderson Capital Partners, L.P., The Right Start, Inc. (the "Company") and Heller Financial, Inc. ("Agent"), to the indebtedness (including interest) owed by the Company pursuant to that certain Loan and Security Agreement dated as of november 14, 1996, among the Company, Agent and the lenders from time to time party thereto, as such Loan and Security Agreement has been and hereafter may be amended, supplemented or otherwise modified from time to time and to indebtedness refinancing the indebtedness under that agreement as contemplated by the intercreditor Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the intercreditor Agreement.



                              THE RIGHT START, INC.

     SENIOR SUBORDINATED CONVERTIBLE PAY-IN-KIND NOTE DUE SEPTEMBER 1, 2005


$___________                                             Los Angeles, California
Note No. _________                                       _____ __, 200__


     FOR VALUE RECEIVED, the undersigned, The Right Start, Inc., a California corporation (the "Company"), promises to pay to ___________________ or registered assigns, the principal sum of ______________ DOLLARS (or so much thereof as shall not have been prepaid) on September 1, 2005, under the terms of the Securities Purchase Agreement dated as of September 1, 2000 (the "Agreement": capitalized terms used in this Note without definition shall have the meanings ascribed to such terms in the Agreement) between the Company and each of the purchasers named therein. Payments are to be made at the office of the Company located at 5388 Sterling Center Drive, Westlake Village, California in lawful money of the United States of America. The Company promises to pay interest on the principal amount of this Note semi-annually on each December 1 and June 1 (each such date an "Interest Payment Date") at a rate of 8% per annum commencing December 1, 2000. Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Note, from the date of issuance. On each Interest Payment Date the Company may, at its option and in its sole discretion, in lieu of the payment of interest in cash on the Notes, pay interest on all outstanding Notes in whole, or in part, through the issuance of additional notes ("PIK Notes") in denominations (rounded if necessary to the nearest dollar) of one dollar and integral multiples thereof, in an aggregate principal amount equal to the amount of interest that would be payable on such Notes, if such interest were paid in cash. On each such Interest Payment Date that the Company elects to deliver PIK Notes, the Company shall issue and deliver PIK Notes to the Holder entitled to such interest payment. The Company agrees (to the extent it may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or a portion of the principal of or interest on this Note as contemplated in this Note, wherever enacted, now or at any time later in force, or that may materially affect the covenants or the performance of this Note in any manner inconsistent with its provisions. The Company expressly waives all benefit or advantage of any such law, and will not hinder, delay or impede the execution of any power granted to the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted. If a court of competent jurisdiction prescribes that the Company may not waive its rights to take the benefit or advantage of any stay or extension law or any usury law or other law in accordance with the prior sentence, then the obligation to pay interest on the Note shall be reduced to the maximum legal limit under applicable law governing the interest payable in connection with the Note, and any amount of interest paid by the Company that is deemed illegal shall be deemed to have been a prepayment of principal (without penalty or premium) on the Note.


     Each PIK Note is an additional obligation of the Company and shall be governed by and entitled to the benefits of, and shall be subject to the terms of the Agreement and shall rank pari passu with and be subject to the same terms (including the interest rate from time to time payable thereon) as any other Note (except, as the case may be, with respect to the issuance date and aggregate principal amount). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the Notes. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months and compounded semi-annually. Interest shall be paid to the holder of record of this Note on the Company's records (the "Holder") at the close of business on the date that is 10 business days prior to the Interest Payment Date immediately preceding such Interest Payment Date. The Company shall pay principal of and interest on this Note in such coin or currency of the United States of America as at the time of payment shall be legal tender. The Company may, however, pay principal of this Note by wire transfer of federal funds, or interest on this Note by its check payable in such legal tender or, to the extent provided above, in PIK Notes.

     This Note is one of the Notes (which includes PIK Notes and Remainder Notes)_ issued pursuant to the Agreement and is also entitled to the benefits thereof. If an Event of Default shall occur and be continuing, the principal of this Note may, under certain circumstances, become or be declared due and payable in the manner and with the effect provided in such Agreement. Subject to the terms of the Agreement and this Note, upon the occurrence or existence of an Event of Default the Holder may, by notice to the Company, declare the entire unpaid principal amount of this Note and all other amounts payable to the Holder hereunder or under the Agreement to be forthwith due and payable, whereupon this Note and all such amounts shall become and be immediately due and payable, and in addition thereto, and not in substitution for, the Holder shall be entitled to exercise any one or more of the rights and remedies provided by applicable law. Failure to exercise any right or remedy under this Note or available under applicable law shall not constitute a waiver of such option or such other remedies or of the right to exercise any of the same in the event of any subsequent Event of Default. The Company and all makers, sureties, guarantors, endorsers and other persons assuming obligations pursuant to this Note hereby waive presentment, protest, demand, notice of dishonor and all other notices and all defenses and pleas on the grounds of any extension or extension of the time of payments or the due dates hereof, in whole or in part, before or after maturity, with or without notice. No renewal or extension of this Note, no release of any obligor and no delay in enforcement of this Note or in exercising any right or power hereunder shall affect the liability of any obligor hereunder.

          1.   Subordination.
               -------------

     1.1 Agreement to Subordinate. The Company, for its successors, and each Holder, by his acceptance of this Note, agree that the payment of the principal of or any other amounts due on this Note is subordinated in right of payment, to the extent and in the manner stated in this Section 1 and any separate agreement between the Holder and any other creditor of the Company (including, without limition pursuant to the Intercreditor Agreement), to the prior payment in full of all Senior Debt. For purposes hereof, "Senior Debt" means the principal of, interest on (including any interest accruing after the commencement of any bankruptcy proceeding or which would have accrued but for such proceeding whether or not allowed) and other amounts due on or with respect to (i) Indebtedness of the Company, whether outstanding on the date hereof or incurred, assumed or guaranteed by the Company, for money borrowed from banks or other financial institutions and any refinancings or refundings thereof; (ii) Indebtedness of the Company, whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed by the Company, which is not subordinated in right of payment or in rights upon liquidation to any Senior Debt; and (iii) Indebtedness of the Company under interest rate swaps, caps or similar hedging agreements and foreign exchange contracts, currency swaps or similar agreements.

     1.2 Ranking with Respect to Other Subordinated Indebtedness of the Company. This Note shall rank pari passu with all other Subordinated Debt of the Company. For purposes hereof, "Subordinated Debt" means any indebtedness of the Company, whether outstanding on the date hereof or incurred, assumed or guaranteed by the Company, which is subordinated in right of payment or liquidation to any Senior Debt.

     1.3 No Payment on this Note if Senior Debt in Default. Anything in this Note to the contrary notwithstanding, no payment or other distribution on account of principal of or redemption of, or other amounts due on this Note, and no redemption, purchase, or other acquisition of this Note, shall be made by or on behalf of the Company (i) unless full payment of amounts then due for principal and interest and of all other amounts then due on all Senior Debt has been made or duly provided for in cash pursuant to the terms of the instrument governing such Senior Debt, (ii) if, at the time of such payment, redemption, purchase or other acquisition, or immediately after giving effect thereto, there shall exist under any Senior Debt, or any agreement pursuant to which any Senior Debt is issued, any default, which default shall not have been cured or waived and which default shall have resulted in the full amount of such Senior Debt being due and payable or (iii) if, at the time of such payment, redemption, purchase or other acquisition, the Holder shall have received written notice from the Holder or holders of any Senior Debt or their representative or representatives (a "Payment Blockage Notice") that there exists under such Senior Debt, or any agreement pursuant to which such Senior Debt is issued, any default, which default shall not have been cured or waived, permitting the holders thereof to declare the full amount of such Senior Debt due and payable, but only for the period (the "Payment Blockage Period") commencing on the date of receipt of the Payment Blockage Notice and ending (unless earlier terminated by notice given to the Holder by the holders of such Senior Debt) on the earlier of (a) the date on which such event of default shall have been cured or waived or (b) 180 days from the receipt of the Payment Blockage Notice unless payment or distribution with respect to this Note are otherwise not then permitted. Upon termination of a Payment Blockage Period, payments on account of principal of this Note (other than amounts due and payable by reason of the acceleration of the maturity of this Note) and redemptions, purchases or other acquisitions may be made by or on behalf of the Company, if otherwise permitted hereunder. Notwithstanding anything herein to the contrary, (A) only one Payment Blockage Notice may be given during any period of 360 consecutive days with respect to the same event of default and any other events of default on the same issue of Senior Debt existing and known to the person giving such notice at the time of such notice and (B) no new Payment Blockage Period may be commenced by the holder or holders of the same issue of Senior Debt or their representative or representatives during any period of 360 consecutive days unless all events of default which were the object of the immediately preceding Payment Blockage Notice, and any other event of default on the same issue of Senior Debt existing and known to the Person giving such notice at the time of such notice, have been cured or waived.

     In the event that, notwithstanding the provisions of this Section 1.3, payments are made by or on behalf of the Company in contravention of the provisions of this Section 1.3, such payments shall be held by the Holders in trust for the benefit of, and shall be paid over to and delivered to, the holders of Senior Debt or their representative for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full accordance with the terms of such Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

     The Company shall give prompt written notice to the Holders of any event of default under any Senior Debt or under any agreement pursuant to which any Senior Debt may have been issued.

     So long as any Senior Debt remains unpaid, the Holder shall not accelerate, or cause to be accelerated, the Notes, or exercise any remedies with respect to any Event of Default occurring with respect to the Notes for a period of no less than 180 days after the Holders have delivered to the holders of the Senior Debt notice of the occurrence of any Event of Default. If the Event of Default is cured or waived or shall have ceased to exist within such 180 day period (and payment of all amounts then due on the Notes without acceleration shall constitute a cure of any Event of Default resulting from the failure to make such payment when due), then the Holders shall not be entitled to declare these Notes due prior to their stated maturity because of such Event of Default.

     1.4 Distribution on Acceleration of this Note; Dissolution and Reorganization; Subrogation of this Note. Upon (a) any acceleration of the principal amount due on this Note because of an Event of Default or (b) any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other dissolution, winding up, liquidation or reorganization of the Company):

     (i) the holders of the Senior Debt shall first be entitled to receive payment in full of the principal thereof, the interest thereon and any other amounts due thereon before the Holder is entitled to receive payment on account of the principal of or any other amounts due on this Note.

     (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Section 1 with respect to this Note, to the payment in full without diminution or modification by such plan of all Senior Debt), to which the Holder would be entitled except for the provisions of this Section 1, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution, directly to the holders of Senior Debt (or their representative(s) or trustee(s) acting on their behalf), ratably according to the aggregate amounts remaining unpaid on account of the principal of or interest on and other amounts due on the Senior Debt held or represented by each, to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

     (iii) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities shall be received by the Holder before all Senior Debt is paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and be paid over to upon request by a holder of the Senior Debt, the holders of the Senior Debt remaining unpaid (or their representatives) or trustee(s) acting on their behalf, ratably as aforesaid, for application to the payment of such Senior Debt until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

     Subject to the payment in full of all Senior Debt, the Holder shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal of this Note shall be paid in full. For purposes of such subrogation, no such payments or distributions to the holders of Senior Debt of cash, property or securities that otherwise would have been payable or distributable to the Holder shall, as between the Company, its creditors other than the holders of Senior Debt, and the Holder, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Section 1 are and are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the holders of Senior Debt, on the other hand.

     Nothing contained in this Section 1, or elsewhere in this Note, is intended to or shall impair, as between the Company and its creditors, other than the holders of Senior Debt, the obligation of the Company, which is absolute and unconditional, to pay to the Holder the principal of this Note as and when the same shall become due and payable in accordance with the terms of this Note, or is intended to or shall affect the relative rights of the Holder and creditors of the Company, other than holders of Senior Debt, nor shall anything herein or therein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Section 1 of the holders of Senior Debt in respect of cash, property and securities of the Company received upon the exercise of any such remedy. Upon distribution of assets of the Company referred to in this Section 1, the Holder shall be entitled to rely upon a certificate of the liquidating trustee or agent or other Person making any distribution to the Holder for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 1.

     1.5 Reliance by Senior Debt on Subordination Provisions. The Holder of this Note by acceptance hereof acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration for each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of this Note, to acquire and continue to hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt. Notice of any default in the payment of any Senior Debt, except as expressly stated in this Section 1, and notice of acceptance of the provisions thereof are hereby expressly waived. Except as otherwise expressly provided herein, no waiver, forbearance or release by any holder of Senior Debt under such Senior Debt or under this Section 1 shall constitute a release of any of the obligations or liabilities of the Holders provided in this Section 1. Except as otherwise expressly provided herein, no right of any present or future holder of Senior Debt to enforce the subordination provisions hereof shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any such holder or by any noncompliance by the Company with the terms, provisions or covenants of this Note, regardless of any knowledge hereof with which such holder may have otherwise been charged.

     2. Conversion.
        ----------

     2.1 Right to Convert. Any time, and from time to time, each Holder shall have the option to convert all or any of the principal of this Note into that number of fully paid and non-assessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the principal amount of this Note and all accrued and unpaid interest by (i) at any time prior to the issuance of not less than $2,000,000 in equity securities by the Company (an "Equity Issuance"),$5.20 per share and (ii) at any time after an Equity Issuance, the product of (A) the most recent sale price of the Company's common stock, no par value per share, as quoted on the Nasdaq National Market or in the over-the-counter market, if then so traded, on date of the agreement pursuant to which the Equity Issuance is made multiplied by (B) 130%, in each case, as adjusted from time to time as provided herein (the "Conversion Price") and by surrender of such Note so to be converted in the manner provided in
Section 2.2 below. The Conversion Price shall be subject to adjustment and readjustment from time to time as set forth in Section 3.3 below.

     2.2 Mechanics of Conversion. In order to exercise the conversion privilege, the Holder of this Note shall surrender this Note to the Secretary of the Company at the Company's principal offices, and shall give written notice (the "Conversion Notice") to the Company that such Holder elects to convert all or a specified principal amount of this Note and stating in such Conversion Notice, such Holder's name or the name or names of such Holder's nominees in which such Holder wishes the certificate or certificates for Common Stock to be issued, duly endorsed by such Holder. As promptly as practicable after the surrender of this Note and the receipt of the Conversion Notice as aforesaid, the Company shall issue and deliver at such office to such Holder, or to such Holder's nominee or nominees, a certificate or certificates representing the number of shares of Common Stock and a check or cash with respect to any fractional interest in a share of Common Stock to which such Holder shall be entitled as aforesaid in accordance with the following paragraph and, if less than the entire principal amount of Notes surrendered are being converted, a Note, with the same terms as this Note, in a principal amount equal to the portion of the principal amount of this Note that is not being converted. Any conversion made at the election of a Holder shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

Upon conversion of this Note, the Company shall forever be released form all its obligations and liabilities under this Note.

     2.3 Adjustments to Conversion Price. In case at any time or form time to time after the issuance date of this Note the Company shall, subject to the restrictions set forth in Section 2.4 of this Note:

          (a) pay a dividend or make a distribution on its Common Stock in shares of Common Stock,

          (b) subdivide its outstanding shares of Common Stock into a greater number of shares, or

          (c) combine its outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of this Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company that such Holder would have owned or been entitled to receive immediately following such action had such Note been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this subsection shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision or combination.

     2.4 No impairment. The Company will not through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holders against impairment. Without limiting the generality of the foregoing, the Company (i) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid nonassessable shares of stock on the conversion of the Notes, and (ii) will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issuable after the action upon the conversion of all of the Notes will exceed the total number of shares of Common Stock then authorized by the Restated Articles and available for the purpose of issue upon such conversion.

     3. Transfer; Registration; Replacement. Upon surrender of this Note for registration of transfer or assignment, duly endorsed, or accompanied by a written instrument of transfer or assignment duly executed, by the registered Holder hereof or such Holder's attorney duly authorized in writing, a new Note for a like principal amount shall be issued to, and, at the option of the Holder, registered in the name of, the transferee or assignee. The Company may deem and treat the person in whose name this Note is registered as the Holder and owner hereof for the purpose of receiving payments and for all other purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

     IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed on its behalf as of the date first hereinabove set forth.

                              THE RIGHT START, INC.



                              By:________________________________
                                 Jerry R. Welch
                                 Chief Executive Officer

                                    EXHIBIT B


                          REGISTRATION RIGHTS AGREEMENT

     THIS  REGISTRATION  RIGHTS  AGREEMENT  (the  "Agreement")  is  made  as  of
September 1, 2000 between The Right Start, Inc., a California corporation (the "Company"), and ARBCO Associates, L.P., a California limited partnership, Kayne Anderson Non-Traditional Investments, L.P., a California limited partnership, Kayne Anderson Diversified Capital Partners, L.P., a California limited partnership, Kayne Anderson Capital Partners, L.P., a California limited partnership and each assignee of a Note and each purchaser of a Remainder Note as defined in the Purchase Agreement referenced below (each individually a "Purchaser," and collectively the "Purchasers").

     WHEREAS, the Company and Purchasers have entered into a Securities Purchase Agreement dated as of September 1, 2000 (the "Purchase Agreement"; capitalized terms used in this Agreement without definition shall have the meanings ascribed to such terms in the Purchase Agreement).

     WHEREAS, pursuant to the Purchase Agreement, the Company and Purchasers desire to enter into this Agreement to provide Purchasers with certain registration rights and to address related matters;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, the parties agree as follows:

          1.   Registration Rights.
               -------------------

               1.1  Demand Registration Rights.
                    --------------------------

               (a) Subject to the provisions of this Section 1.1, at any time after the date hereof, Purchasers holding, or entitled to hold upon conversion, not less than 50% of the Company's Common Stock, no par value ("Common Stock"), issued or issuable upon conversion of the Senior Subordinated Convertible Pay-in-Kind Notes due September 1, 2005 (including such notes issued as PIK Notes and Remainder Notes, the "Notes"), issued by the Company to Purchasers pursuant to the Purchase Agreement may request registration for sale under the Securities Act of 1933 as amended (the "Act") of all or part of such Common Stock. The Company shall thereafter, as expeditiously as practicable, use its best efforts (i) to file with the Securities and Exchange Commission (the "SEC") under the Act, a registration statement on the appropriate form (using Form S-3 or other "short form," if available) covering all the shares of Common Stock specified in the demand request and (ii) to cause such registration statement to be declared effective. The Company shall not be required to comply with more than two (2) requests by Purchasers for demand registration pursuant to this Section 1.1(a). The Company shall not be required to effect a demand registration under the Act pursuant to Section 1.1(a) above if (i) the Company receives such request for registration within 120 days preceding the anticipated effective date of a proposed underwritten public offering of securities of the Company approved by the Company's Board of Directors prior to the Company's receipt of such request; (ii) within 180 days prior to any such request for registration, a registration of securities of the Company has been effected in which Purchasers had the right to participate pursuant to Section 1.2 hereof; or (iii) the Board of Directors of the Company reasonably determines in good faith that effecting such a demand registration at such time would have a material adverse effect upon a proposed sale of all (or substantially all) the assets of the Company, or a merger, reorganization, recapitalization, or similar transaction materially affecting the capital structure or equity ownership of the Company; provided, however, that the Company may only delay a demand registration pursuant to this Section 1.1(a)(iii) for a period not exceeding 90 days (or until such earlier time as such transaction is consummated or no longer proposed). The Company shall promptly notify Purchasers in writing of any decision not to effect any such request for registration pursuant to this Section 1.1(a), which notice shall set forth in reasonable detail the reason for such decision and shall include an undertaking by the Company promptly to notify Purchasers as soon as a demand registration may be effected.

               (b) Purchasers may withdraw a request for demand registration at any time before a registration statement is declared effective, in which event the Company shall withdraw such registration statement. If the Company withdraws a registration statement under this Section 1.1(b) in respect of a registration for which the Company would otherwise be required to pay expenses under
               Section 1.4 hereof, Purchasers shall be liable to the Company for all expenses of such registration specified in Section 1.4 hereof in proportion to the number of shares each of the Purchasers shall have requested to be registered, and Purchasers shall not be deemed to have requested a demand registration for purposes of
               Section 1.1(a) hereof.

               1.2  Piggyback Registration Rights.
                    -----------------------------

               (a) If at any time or times after the date hereof, the Company proposes to make a registered public offering of any of its securities under the Act, whether to be sold by it or by one or more third parties (other than an offering pursuant to a demand registration under Section 1.1(a) hereof or an offering registered on Form S-8, Form S-4, or comparable forms), the Company shall, not less than 45 days prior to the proposed filing date of the registration form, give written notice of the proposed registration to Purchasers, and at the written request of Purchasers delivered to the Company within 20 days after the receipt of such notice, shall include in such registration and offering, and in any underwriting of such offering, all shares of Common Stock that may have been designated in Purchasers' request.

               (b) If a registration in which Purchasers have the right to participate pursuant to this Section 1.2 is an underwritten offering for the account of the Company or for the account of a security holder (other than Purchaser) pursuant to the exercise of a demand registration right, and the managing underwriters advise the Company or such security holder, as the case may be, in writing that in their opinion the number of securities requested to be included in such registration, together with the securities being offered by the Company or such security holder, as the case may be, exceeds the number which can be effectively sold in such offering, the Company shall include in such registration (i) first, the securities of the Company or such security holder proposed to be sold, and (ii) second, to the extent possible, the Common Stock proposed to be sold by each of the Purchasers and any other selling shareholders, in proportion to the number of shares of Common Stock with respect to which they have requested registration.

          1.3 Registration Procedures. The Company shall have no obligation to file a registration statement pursuant to Section 1.1 hereof, or to include shares of Common Stock owned by or issuable to any Purchaser in a registration statement pursuant to Section 1.2 hereof, unless and until such Purchaser shall have furnished the Company with all information and statements about or pertaining to such Purchaser in such reasonable detail and on such timely basis as is reasonably required by the Company in connection with the preparation of the registration statement. Whenever Purchasers have requested that any shares of Common Stock be registered pursuant to Section 1.1 or 1.2 hereof, the Company shall, as expeditiously as reasonably possible:

               (a) prepare and file with the SEC a registration statement with respect to such shares and use its best efforts to cause such registration statement to become effective as soon as reasonably practicable thereafter (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish counsel for Purchasers with copies of all such documents proposed to be filed);

               (b) prepare and file with the SEC such amendments and supplements to such registration statement and prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than nine months (or two years, if the provisions of Rule 415 under the Act are available with respect thereto), until Purchasers have completed the distribution described in such registration statement or 180 days if such filing is required to be made on Form S-1, whichever occurs first;

               (c)  furnish  to  Purchasers   such  number  of  copies  of  such
               registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), and such other document as Purchasers may reasonably request;

               (d) use its best efforts to register or qualify such shares under such other securities or blue sky laws of such jurisdictions as Purchasers request (and to maintain such registrations and qualifications effective for a period of nine months or until Purchasers have completed the distribution of such shares, whichever occurs first), and to do any and all other acts and things which may be necessary or advisable to enable Purchasers to consummate the disposition in such jurisdictions of such shares; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not be required but for this Section 1.3(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) file any general consent to service of process in any such jurisdiction;

               (e) notify Purchasers, at any time during which a prospectus relating thereto is required to be delivered under the Act within the period that the Company is required to keep a registration statement effective, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

               (f) use its best efforts to cause all such shares to be listed on securities exchanges or interdealer quotation systems (including the NASDAQ National Market), on which similar securities issued by the Company are then listed if any,;

               (g) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as Purchasers reasonably request (and subject to Purchasers' reasonable approval) in order to expedite or facilitate the disposition of such shares; and

               (h) make reasonably available for inspection by Purchasers, by any underwriter participating in any distribution pursuant to such registration statement, and by any attorney, accountant or other agent retained by Purchasers or by any such underwriter, all relevant financial and other records, pertinent corporate documents, and properties (other than confidential information and intellectual property) of the Company; provided, however, that any information that is designated in writing by the

               Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by Purchasers or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality.

               1.4  Registration Expenses.
                    ---------------------

     The Company will pay all Registration Expenses of all registrations under this Agreement, provided, however, that if a registration under Section 1.1 is withdrawn at the request of Purchasers (other than as a result of information concerning the business or financial condition of the Company that is made known to the Purchasers after the date on which such registration was requested) and if the requesting Purchasers elect not to have such registration counted as a registration requested under Section 1.1, Purchasers shall pay the Registration Expenses of such registration. For purposes of this Section, the term "Registration Expenses" means all expenses incurred by the Company in complying with this Section, including, without limitation, all registration and filing fees (other than National Association of Securities Dealers, Inc. filing fees pursuant to an underwritten offering), exchange listing fees, printing expenses, fees, and expenses of counsel for the Company and the reasonable fees and expenses of one firm or counsel selected by Purchasers to represent it, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions.

               1.5  Indemnity.
                    ---------

               (a) In the event that any shares of Common Stock owned by Purchasers are sold by means of a registration statement pursuant to Section 1.1 or 1.2 hereof, the Company agrees to indemnify and hold harmless such Purchasers, each of its partners and their officers and directors, and each person, if any, who controls such Purchasers within the meaning of the Act (each such Purchaser, its partners and their officers and directors, and any such other persons individually an "Indemnified Person" and collectively "Indemnified Persons") from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including, without limitation, interest, penalties, and reasonable attorneys' fees and disbursements, asserted against, resulting to, imposed upon or incurred by such Indemnified Person, directly or indirectly (in this Section 1.5 in the singular a "claim" and in the plural "claims"), based upon, arising out of or resulting from any untrue statement of a material fact contained in the registration statement or any omission to state therein a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as such claim is based upon, arises out of or results from information furnished to the Company in writing by such Purchaser for use in connection with the registration statement.

               (b) Each Purchaser agrees to indemnify and hold harmless the Company, its officers and directors, and each person, if any, who controls the Company within the meaning of the Act (each of the Company, its officers and directors, and any such other persons individually as an "Indemnified Person" and collectively "Indemnified Persons") from and against all claims based upon, arising out of or resulting from any untrue statement of a material fact contained in the registration statement or any omission to state therein a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, to the extent that such claim is based upon, arises out of or results from information furnished to the Company in writing by Purchaser for use in connection with the registration statement.

               (c) The indemnification set forth herein shall be in addition to any liability the Company or a Purchaser may otherwise have to the Indemnified Persons. Promptly after actually receiving definitive notice of any claim in respect of which an Indemnified Person may seek indemnification under this Section 1.5, such Indemnified Person shall submit written notice thereof to either the Company or Purchaser, as the case may be (an "Indemnifying Person"). The failure of the Indemnified Person so to notify the Indemnifying Person of any such claim shall not relieve the
               Indemnifying Person from any liability it may have hereunder except to the extent that (a) such liability was caused or materially increased by such failure, or (b) the ability of the Indemnifying Person to reduce such liability was materially adversely affected by such failure. In addition, the failure of the Indemnified Person so to notify the Indemnifying Person of any such claim shall not relieve the Indemnifying Person from any liability it may have otherwise than hereunder. The Indemnifying Person shall have the right to undertake, by counsel or representatives of its own choosing, the defense, compromise or settlement (without admitting liability of the Indemnified Person) of any such claim asserted, such defense, compromise or settlement to be undertaken at the expense and risk of the Indemnifying Person, and the Indemnified Person shall have the right to engage separate counsel, at such Indemnified Person's own expense, whom counsel for the Indemnifying Person shall keep informed and consult with in a reasonable manner. In the event the Indemnifying Person shall elect not to undertake such defense by its own representatives, the Indemnifying Person shall give prompt written notice of such election to the Indemnified Person, and the Indemnified Person may undertake the defense, compromise or settlement (without admitting liability of the Indemnified Person) thereof on behalf of and for the account and risk of the Indemnifying Person by counsel or other representatives designated by the Indemnified Person. Notwithstanding the foregoing, no Indemnifying Person shall be obligated hereunder with respect to amounts paid in settlement of any claim if such settlement is effected without the consent of such Indemnifying Person, which consent shall not be unreasonably withheld.

               (d) If for any reason the foregoing indemnity is unavailable to, or is insufficient to hold harmless, an Indemnified Person, then the Indemnifying Person shall contribute to the amount paid or payable by the Indemnified Person as a result of such claims, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person and the Indemnified Person as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     1.6 Subsequent Registration Statements. The Company shall not cause or permit any new registration statements (except registration statements on Form S-8, S-4, or comparable forms) to become effective during the 90 days after the effective date of a registration statement covering shares of Common Stock owned by Purchasers.

          2.   Miscellaneous.
               -------------

     2.1 Additional Actions and Documents. Each of the parties hereto hereby agrees to use its good faith best efforts to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

     2.2 Assignment. Any Purchaser may assign its rights under this Agreement to any assignee of the Notes or the shares of Common Stock issuable upon exercise thereof.

     2.3 Entire Agreement; Amendment. This Agreement, including the other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement among the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, or discharge is sought.

     2.4 Limitation on Benefits. It is the explicit intention of the parties hereto that no person or entity other than the parties hereto (and their respective successors and assigns) is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns.

     2.5 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     2.6 Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of New York (without regard to conflicts of laws principles).

     2.7 Notices. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, including delivery by courier, telegram, telex, or facsimile transmission, addressed as follows:



        (a)  If to the Company:

                              The Right Start, Inc.
                              5388 Sterling Center Drive Unit C
                              Westlake Village, California 91361
                              Attention: President
                              Facsimile: (818) 707-7132

             with a copy (which shall not constitute notice) to:

                              Milbank, Tweed, Hadley & McCloy, LLP
                              601 S. Figueroa, 30th Floor
                              Los Angeles, CA 90017
                              Attention:  Kenneth J. Baronsky, Esq.
                              Facsimile:  (213) 629-5063

     (b) If to Purchaser, to the address set forth in the Securities Purchase Agreement for such Purchaser.

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a telex) the answer back being deemed conclusive (but not exclusive) evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     2.8 Headings. Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

     2.9 Execution in Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of each party appear on each counterpart; but it shall be sufficient that the signature of each party appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of all of the parties hereto.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date first above written.

                              THE RIGHT START, INC.



                              By:
                              ---------------------------
                              Jerry R. Welch
                              Chief Executive Officer

                              THE PURCHASERS:

                              ARBCO ASSOCIATES, L.P.

                              By: KAYNE ANDERSON CAPITAL ADVISORS, L.P.,
                              its general partner
                              By: KAYNE ANDERSON CAPITAL INVESTMENT
                              MANAGEMENT, INC., its general partner
                              By:
                              ---------------------------
                              Robert V. Sinott
                              Vice President




                              KAYNE ANDERSON NON-TRADITIONAL
                              INVESTMENTS, L.P.

                              By: KAYNE ANDERSON CAPITAL ADVISORS, L.P.,
                              its general partner
                              By: KAYNE ANDERSON CAPITAL INVESTMENT
                              MANAGEMENT, INC., its general partner
                              By:
                              ---------------------------
                              Robert V. Sinott
                              Vice President




                              Kayne Anderson Diversified Capital Partners, L.P.


                              By: KAYNE ANDERSON CAPITAL ADVISORS, L.P.,
                              its general partner
                              By: KAYNE ANDERSON CAPITAL INVESTMENT
                              MANAGEMENT, INC., its general partner
                              By:
                              ---------------------------
                              Robert V. Sinott
                              Vice President


                                    Kayne Anderson Capital Partners, L.P.

                              By: KAYNE ANDERSON CAPITAL ADVISORS, L.P.,
                              its general partner
                              By: KAYNE ANDERSON CAPITAL INVESTMENT
                              MANAGEMENT, INC., its general partner
                              By:
                              ---------------------------
                              Robert V. Sinott
                              Vice President

                                    EXHIBIT C

                               SECURITY AGREEMENT


     This SECURITY AGREEMENT (this "Agreement") dated as of September 1, 2000 is made among The Right Start, Inc. (the "Obligor") and the Lenders referred to below.

     The Securities Purchase Agreement dated as of September 1, 2000 (the "Purchase Agreement") between the Obligor and the investors identified in the Purchase Agreement (together with any assignees and any purchasers of Remainder Notes, the "Lenders") provides, subject to its terms and conditions, for certain loans to the Obligor. It is a condition to the obligations of the Lenders under the Purchase Agreement that the Obligor executes and delivers, and grants the Liens provided for in, this Agreement.

     To induce the Lenders to enter into, and to extend credit under, the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligor agrees to pledge and grant a security interest in the Collateral as security for the Secured Obligations. Accordingly, the Obligor agrees with the Lenders as follows:

                                   ARTICLE I
                                  DEFINITIONS

     1.01 Certain Defined Terms.Unless otherwise defined, all capitalized terms used in this Agreement that are defined in the Purchase Agreement or the Notes (including terms incorporated by reference) shall have the respective meanings assigned to them in the Purchase Agreement or the Notes. In addition, the following terms shall have the following meanings under this Agreement:

     "Accounts" shall have the meaning assigned to that term in Section 2.01(a).

     "Basic Documents" shall mean the Purchase Agreement, the Notes, the Registration Rights Agreement and this Agreement, collectively.

     "Casualty Event" shall mean, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking of, such property for which such Person receives insurance proceeds, or proceeds of a condemnation award or other compensation.

     "Collateral" shall have the meaning assigned to that term in Section 2.01.

     "Copyright Collateral" shall mean all Copyrights, whether now owned or in the future acquired by the Obligor.

     "Copyrights" shall mean, collectively, (a) all copyrights, copyright registrations and applications for copyright registrations, (b) all renewals and extensions of all copyrights, copyright registrations and applications for copyright registration and (c) all rights, now existing or in the future coming into existence, (i) to all income, royalties, damages and other payments

(including in respect of all past, present or future infringements) now or in the future due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world.

     "Documents"  shall  have  the  meaning  assigned  to that  term in  Section
2.01(e).

     "Equipment"  shall  have  the  meaning  assigned  to that  term in  Section
2.01(d).

     "Governmental Approvals" shall mean any authorization, application, consent, approval, order, consent decree, license, franchise, lease, ruling, permit, tariff, rate, certification, exemption, filing or registration by or with any Governmental Authority.

     "Governmental Authority" shall mean any government, governmental or quasi-governmental department, ministry, commission, board, bureau, agency, regulatory authority, instrumentality of any government (central or local), judicial, legislative or administrative body, domestic or foreign, federal, state or local, having jurisdiction over the Person or matter in question.

     "Instruments" shall have the meaning assigned to that term in Section 2.01(b).

     "Intellectual Property" shall mean all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to the Obligor with respect to any of the foregoing, in each case whether now or in the future owned or used, including the licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or in the future manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of that information, knowledge, records or data; (f) all Governmental Approvals now held or in the future obtained by the Obligor in respect of any of the foregoing; and (g) all causes of action, claims and warranties now owned or in the future acquired by the Obligor in respect of any of the foregoing. Intellectual Property shall include all of the foregoing owned or acquired by the Obligor on a worldwide basis.

     "Inventory"  shall  have  the  meaning  assigned  to that  term in  Section
2.01(c).

     "Lien" shall mean, with respect to any property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or any agreement to give, or notice of, any of the foregoing.

     "Obligations" means all obligations of every nature of Obligor from time to time owed to Lenders under the Basic Documents or for fees or expenses, reimbursements and indemnifications and other amounts due or to become due thereunder. Time is of the essence in the performance of all Obligations, except as otherwise expressly provided in the Basic Documents.

     "Patent Collateral" shall mean all Patents, whether now owned or in the future acquired by the Obligor.

     "Patents" shall mean, collectively, (a) all patents and patent applications, (b) all reissues, divisions, continuations, renewals, extensions and continuations-in-part of all patents or patent applications and (c) all rights, now existing or in the future coming into existence, (i) to all income, royalties, damages, and other payments (including in respect of all past, present and future infringements) now or in the future due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, including all inventions and improvements described or discussed in all such patents and patent applications.

     "Registration Rights Agreement" means that certain Registration Rights Agreement of even date with this Agreement entered into by and among the Obligor and the Lenders.

     "Secured Obligations" shall mean (a) any and all Obligations and (b) any and all obligations of the Obligor for the performance of its agreements, covenants and undertakings under or in respect of the Basic Documents.

     "Trademark Collateral" shall mean all Trademarks, whether now owned or in the future acquired by the Obligor. Notwithstanding the foregoing, the Trademark Collateral shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

     "Trademarks" shall mean, collectively, (a) all trade names, trademarks and service marks, logos, trademark and service mark registrations and applications for trademark and service mark registrations, (b) all renewals and extensions of any of the foregoing and (c) all rights, now existing or in the future coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present and future infringements) now or in the future due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, together, in each case, with the product lines and goodwill of the business connected with the use of, or otherwise symbolized by, each such trade name, trademark and service mark.

            "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State of California from time to time or, by reason of mandatory application, any other applicable jurisdiction.

     1.02 Interpretation.In this Agreement, unless otherwise indicated, the singular shall include the plural and plural the singular; words importing any gender shall include the other gender; references to statutes or regulations shall be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" shall include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including" "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to those instruments (without, however, limiting any prohibition on any such amendments, extensions or modifications by the terms of the Basic Documents); and references to Persons shall include their respective successors and permitted assigns and, in the case of Governmental Authorities, Persons succeeding to their respective functions and capacities.

                                   ARTICLE II
                                   COLLATERAL

     2.01 Grant.As collateral security for the prompt payment in full when due (whether at stated maturity, upon acceleration, on any optional or mandatory prepayment date or otherwise) and performance of the Secured Obligations, the Obligor hereby pledges and grants to the Lenders, a security interest in all of the Obligor's right, title and interest in and to the following property, whether now owned or in the future acquired by the Obligor and whether now existing or in the future coming into existence (collectively, the "Collateral"):

     (a) all accounts and general intangibles (each as defined in the Uniform Commercial Code) of the Obligor constituting a right to the payment of money, whether or not earned by performance, including all moneys due and to become due to the Obligor in repayment of any loans or advances, in payment for goods (including Inventory and Equipment) sold or leased or for services rendered, in payment of tax refunds and in payment of any guarantee of any of the foregoing (collectively, the "Accounts");

     (b) all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of the Obligor evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts (collectively, the "Instruments");

     (c) all inventory (as defined in the Uniform Commercial Code) and all other goods of the Obligor that are held by the Obligor for sale, lease or furnishing under a contract of service (including to its Affiliates), that are so leased or furnished or that constitute raw materials, work in process or material used or consumed in its business, including all spare parts and related supplies, all goods obtained by the Obligor in exchange for any such goods, all products made or processed from any such goods and all substances, if any, commingled with or added to any such goods (collectively, the "Inventory");

     (d) all equipment (as defined in the Uniform Commercial Code) and all other goods of the Obligor that are used or acquired for use primarily in its business, including all spare parts and related supplies, all goods obtained by the Obligor in exchange for any such goods, all substances, if any, commingled with or added to those goods and all upgrades and other improvements to those goods, in each case to the extent not constituting Inventory (collectively, the "Equipment");

     (e) all documents of title (as defined in the Uniform Commercial Code) or other receipts of the Obligor covering, evidencing or representing Inventory or Equipment (collectively, the "Documents");

     (f) all contracts and other agreements of the Obligor relating to the sale or other disposition of all or any part of the Inventory, Equipment or Documents and all rights, warranties, claims and benefits of the Obligor against any Person arising out of, relating to or in connection with all or any part of the Inventory, Equipment or Documents of the Obligor, including any such rights, warranties, claims or benefits against any Person storing or transporting any such Inventory or Equipment or issuing any such Documents;

     (g) all other accounts or general intangibles of the Obligor not constituting Accounts, including, to the extent related to all or any part of the other Collateral, all books, correspondence, credit files, records, invoices, tapes, cards, computer runs and other papers and documents in the possession or under the control of the Obligor or any computer bureau or service company from time to time acting for the Obligor;

     (h) all other tangible and intangible property of the Obligor, including all Intellectual Property (except to the extent such property has been licensed to Obligor's subsidiary); and

     (i) all proceeds and products in whatever form of all or any part of the other Collateral, including all proceeds of insurance and all condemnation awards and all other compensation for any Casualty Event with respect to all or any part of the other Collateral (together with all rights to recover and proceed with respect to the same), and all accessories to, substitutions for and
replacements   of   all  or   any   part   of   the   other   Collateral.

     2.02 Perfection.Concurrently with the execution and delivery of this Agreement, or within 5 business days thereafter, the Obligor will (i) file such financing statements and other documents in such offices as are necessary or as the Lenders may reasonably request to perfect and establish the priority of the Liens granted by this Agreement, (ii) deliver and pledge to the Lenders any and all Instruments, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as the Lenders may request, and (iii) take all such other actions as are necessary or as the Lenders may request to perfect and establish the priority of the Liens granted by this Agreement.

     2.03 Preservation and Protection of Security Interests.The Obligor will give, execute, deliver, file or record any and all financing statements, notices, contracts, agreements or other instruments, obtain any and all Governmental Approvals and take any and all steps that may be necessary or as the Lenders reasonably may request to create, perfect, establish the priority of, or to preserve the validity, perfection or priority of, the Liens granted by this Agreement or to enable the Lenders to exercise and enforce their rights, remedies, powers and privileges under this Agreement with respect to those Liens.

     2.04 Use of Intellectual Property.So long as no Event of Default has occurred and is continuing, the Obligor shall be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Obligor. In furtherance of the foregoing, so long as no Event of Default has occurred and is continuing, the Lenders will from time to time, upon the request of the Obligor, execute and deliver any instruments, certificates or other documents, in the form so requested, which such Obligor certifies are appropriate (in its judgment) to allow them to take any action permitted above. The exercise of rights, remedies, powers and privileges under Section 5.01 by the Lenders shall not terminate the rights of the holders of any licenses or sublicenses previously granted by the Obligor in accordance with the first sentence of this Section 2.05.

     2.05 Instruments.So long as no Event of Default has occurred and is continuing, the Obligor may retain for collection in the ordinary course of business any Instruments obtained by it in the ordinary course of business, and the Lenders will, promptly upon the request, and at the expense of, the Obligor, make appropriate arrangements for making any Instruments pledged by the Obligor available to the Obligor for purposes of presentation, collection or renewal. Any such arrangement shall be effected, to the extent deemed appropriate by the Lenders, against a trust receipt or like document.

     2.06 Use of Collateral.So long as no Event of Default has occurred and is continuing, the Obligor shall, in addition to its rights under Sections 2.05 and 2.06, in respect of the Collateral contemplated in those sections, be entitled to use and possess the other Collateral and to exercise its rights, title and interest in all contracts, agreements, licenses and Governmental Approvals, subject to the rights, remedies, powers and privileges of the Lenders under
Article V and to that use, possession or exercise not otherwise constituting an Event of Default.


     2.07 Rights and Obligations..

     (a) The Obligor shall remain liable to perform its duties and obligations under the contracts and agreements included in the Collateral in accordance with their respective terms to the same extent as if this Agreement had not been executed and delivered. The exercise by the Lenders of any right, remedy, power or privilege in respect of this Agreement shall not release the Obligor from any of its duties and obligations under those contracts and agreements. No Lender shall have any duty, obligation or liability under those contracts and agreements or in respect to any Governmental Approval included in the Collateral by reason of this Agreement or any other Basic Document, nor shall any Lender be obligated to perform any of the duties or obligations of the Obligor under any such contract or agreement or any such Governmental Approval or to take any action to collect or enforce any claim (for payment) under any such contract or agreement or Governmental Approval.

     (b) No Lien granted by this Agreement in the Obligor's right, title and interest in any contract, agreement or Governmental Approval shall be deemed to be a consent by any Lender to any such contract, agreement or Governmental Approval.

     (c) No reference in this Agreement to proceeds or to the sale or other disposition of Collateral shall authorize the Obligor to sell or otherwise dispose of any Collateral.

     (d) No Lender shall be required to take steps necessary to preserve any rights against prior parties to any part of the Collateral.

     2.08 Termination.When all Secured Obligations have been paid in full, this Agreement shall automatically terminate, and the Lenders will forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect of the Collateral, to or on the order of the Obligor. The Lenders will also execute and deliver to the Obligor upon that termination such Uniform Commercial Code termination statements and such other documentation as is reasonably requested by the Obligor to effect the termination and release of the Liens granted by this Agreement on the Collateral.

                                  ARTICLE III
                                REPRESENTATIONS


     As of the date hereof and as of the date of each extension of credit by the Lenders, the Obligor represents and warrants to each Lender as follows: 3.01 Title.The Obligor is the sole beneficial owner of the Collateral in which it purports to grant a Lien pursuant to this Agreement, and the Collateral is free and clear of all Liens, except for the Liens granted by this Agreement, and Liens granted to Heller Financial, Inc. in accordance with its loan documents (the "Existing Security Agreement"), and any Lien permitted to be prior to such granted Liens in the following sentence. The Liens granted by this Agreement in favor of the Lenders have attached and constitute, or upon making of the filings required under Section 2.02 will have, a perfected security interest in all of that collateral (other than Intellectual Property registered or otherwise located outside of the United States of America) prior to all other Liens (other than the Liens pursuant to the Existing Security Agreement and Liens imposed for taxes, assessments or charges not yet due or which are being contested in good faith; carriers', mechanics', warehouseman's, artisans', service suppliers', depositaries' or other like Liens; pledges or deposits in respect of workers' compensation, unemployment insurance and other social security legislation; Liens to secure performance contracts, leases, statutory obligations, surety and appeal bonds and other like obligations; easements, rights or way, restrictions and other similar encumbrances; Liens to secure purchase money indebtedness; and any extension renewal or replacement of any such Liens).

                                   ARTICLE IV
                                   COVENANTS

     4.01 Books and Records.The Obligor will:

     (a) keep full and accurate books and records relating to the Collateral and stamp or otherwise mark those books and records in such manner as the Lenders reasonably may require in order to reflect the Liens granted by this Agreement;

     (b) prior to filing, either directly or through an administrative agent, licensee or other designee, any application for any Copyright, Patent or Trademark, furnish to the Lenders prompt notice of that proposed filing; and

     (c) permit representatives of the Lenders, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, permit representatives of the Lenders to be present at the Obligor's place of business to receive copies of all communications and remittances relating to the Collateral and forward copies of any notices or communications received by the Obligor with respect to the Collateral, all in such manner as the Lenders may request.

     4.02 Removals, Etc.Without at least 30 days' prior written notice to the Lenders, the Obligor will not (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place, or permit any Inventory or Equipment to be located anywhere, other than at the address initially indicated for notices to it under
Section 6.02, at its store locations or at the warehouse in Pennsylvania at which it currently keeps Inventory and Equipment or in transit from one of those locations to another or (ii) change its corporate name, or the name under which it does business, from the name shown on the signature pages to this Agreement.

     4.03 Sales and Other Liens.Except with the authorization of the Lenders as specified in Section 6.01, the Obligor will not dispose of any Collateral, create, incur, assume or suffer to exist any Lien upon any Collateral or file or suffer to be on file or authorize to be filed, in any jurisdiction, any financing statement or like instrument with respect to all or any part of the Collateral in which the Lenders are not named as the sole secured parties unless such Lien is otherwise permitted under this Agreement or such financing statement is filed with respect to such a permitted Lien.

     4.04 Further Assurances.The Obligor will, from time to time upon the written request of the Lenders, execute and deliver such further documents and do such other acts and things as the Lenders may reasonably request in order fully to effect the purposes of this Agreement.

                                   ARTICLE V
                                   REMEDIES

     5.01 Events of Default, Etc.If any Event of Default has occurred and is continuing:

     (a) The Lenders in their discretion may require the Obligor to, and the Obligor will, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Lenders and the Obligor, designated in the Lenders request;

     (b) the Lenders in their discretion may make any reasonable compromise or settlement it deems desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, all or any part of the Collateral;

     (c) the Lenders in their discretion may, in its name or in the name of the Obligor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for all or any part of the Collateral, but shall be under no obligation to do so;

     (d) the Lenders in their discretion may, upon 5 business days' prior written notice to the Obligor of the time and place, sell, lease or otherwise dispose of all or any part of the Collateral that is then in or subsequently comes into the possession, custody or control of any other Lender or any of their respective agents, at such place or places as the Lenders deem best, for cash, for credit or for future delivery (without thereby assuming any credit risk) and at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place of any such sale (except such notice as is required above or by applicable statute and cannot be waived), and any Lender or any other Person may be the purchaser, lessee or recipient of all or any part of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligor, and the Obligor hereby waives and releases any such demand, notice and right or equity. In the event of any sale, license or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to that disposition shall be included, and the Obligor will supply to the Lenders or their designee, for inclusion in that sale, assignment or other disposition, all Intellectual Property relating to that Trademark Collateral. The Lenders may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and that sale may be made at any time or place to which the sale may be so adjourned; and

     (e) the Lenders shall have, and in their discretion may exercise, all of the rights, remedies, powers and privileges with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where those rights, remedies, powers and privileges are asserted) and such additional rights, remedies, powers and privileges to which a secured party is entitled under the laws in effect in any jurisdiction where any rights, remedies, powers and privileges in respect of this Agreement or the Collateral may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Lenders were the sole and absolute owners of the Collateral (and the Obligor will take all such action as may be appropriate to give effect to that right).

     The proceeds of, and other realization upon, the Collateral by virtue of the exercise of remedies under this Section 5.01 shall be applied in accordance with Section 5.04.

     5.02 Deficiency.If the proceeds of, or other realization upon, the Collateral by virtue of the exercise of remedies under Section 5.01 are insufficient to cover the costs and expenses of that exercise and the payment in full of the other Secured Obligations, the Obligor shall remain liable for any deficiency.

     5.03 Private Sale.No Lender shall incur any liability as a result of the sale, lease or other disposition of all or any part of the Collateral at any private sale pursuant to Section 5.01 conducted in a commercially reasonable manner. The Obligor hereby waives any claims against any Lender that may arise by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Lenders accept the first offer received and do not offer the Collateral to more than one offeree.

     5.04 Application of Proceeds.Except as otherwise expressly provided in this Agreement or pursuant to the terms of any subordination agreement affecting the Notes, the proceeds of, or other realization upon, all or any part of the Collateral by virtue of the exercise of remedies under Section 5.01 and any other cash at the time held by the Lenders under Section 5.01 shall be applied by the Lenders:

     First, to the payment of the costs and expenses of that exercise of remedies, including reasonable out-of-pocket costs and expenses of the Lenders, the fees and expenses of its agents and counsel and all other expenses incurred and advances made by the Lenders in that connection;

     Next, to the payment in full of the remaining Secured Obligations equally and ratably in accordance with their respective amounts then due and owing or as the Lenders holding the same may otherwise agree; and

     Finally, subject to the rights of any other holders of any Lien in the relevant Collateral, to the payment to the Obligor or as a court of competent jurisdiction may direct of any surplus then remaining.

     As used in this Section 5, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any property received under any bankruptcy, reorganization or other similar proceeding as to the Obligor or any issuer of, or account debtor or other obligor on, any of the Collateral.

                                   ARTICLE VI
                                 MISCELLANEOUS

     6.01 Administration.Action permitted to be taken by Lenders under this Agreement shall be permitted to be taken only upon approval of Lenders holding not less than a majority of the aggregate outstanding principal amount of the Notes.

     6.02 Notices.All notices, requests and other communications provided for in this Agreement shall be given or made in writing and delivered by hand or courier service, mailed by certified or registered mail or sent by telecopy to the intended recipient as specified below or, as to any party, at such other address as is designated by that party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given or made upon receipt.

            To the Obligor:         The Right Start, Inc.
                                    5388 Sterling Center Drive, Unit C
                                    Westlake Village, CA 91361
                                    Telephone:  818.707.7100
                                    Telecopy:    818.707.7132
                                    Attention:  President and General Counsel

            To the Lenders:  At the address set forth in the Purchase Agreement.

     6.03 Expenses, Etc.The Obligor will pay all out-of-pocket expenses (including reasonable counsels' fees and expenses) of each Lender in connection with any enforcement or collection proceeding (including any bankruptcy, reorganization, restructuring, "work out" or other similar proceeding) as to any of the obligations of the Obligor under this Agreement, the negotiation of any restructuring or "work out"(whether or not consummated) or the enforcement of this Section 6.03. All amounts due under this Agreement not paid when due shall bear interest until paid at a rate per annum equal to the post-default rate under the Notes.

     6.04 Waiver.No failure or delay by any Lender in exercising any remedy, right, power or privilege under this Agreement or any other Basic Document shall operate as a waiver of that remedy, right, power or privilege, nor shall any single or partial exercise of that remedy, right, power or privilege preclude any other or further exercise of that remedy, right, power or privilege or the exercise of any other remedy, right, power or privilege. The remedies, rights, powers and privileges provided by this Agreement are cumulative and not exclusive of any remedies, rights, powers or privileges provided by the other Basic Documents or by law.

     6.05 Amendments, Etc.No provision of this Agreement may be waived, modified or supplemented except by an instrument in writing signed by the Obligor and the Lenders (as specified in Section 6.01). Any modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the written instrument effecting the same and shall be binding upon each Lender and the Obligor, and any such waiver shall be effective only in the specific instance and for the purpose for which given.

     6.06 Successors and Assigns.This Agreement shall be binding upon and inure to the benefit of its parties and their respective successors and assigns. The Obligor may not assign or transfer its rights or obligations under this Agreement without the prior written consent of the Lenders (as specified in Section 6.01).

     6.07 Survival.Each representation and warranty made, or deemed to be made by a notice of any extension of credit, in or pursuant to this Agreement shall survive the making or deemed making of that representation and warranty, and no Lender shall be deemed to have waived, by reason of making any extension of credit, any Event of Default that may arise by reason of that representation or warranty proving to have been false or misleading, notwithstanding that such or any other Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time that extension of credit was made.

     6.08 Agreements Superseded.This Agreement supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter of this Agreement.

     6.09 Severability.Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable that provision in any other jurisdiction.

     6.10 Captions.The table of contents, captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

     6.11 Counterparts.This Agreement may be executed in any number of counterparts, all of that taken together shall constitute one and the same instrument, and any of the parties to the Agreement may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Agreement by hand or by telecopy shall be effective as the delivery of a fully executed counterpart of this Agreement.

     6.12 Governing Law; Submission to Jurisdiction.THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF
CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF CALIFORNIA. THE OBLIGOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA AND OF ANY CALIFORNIA STATE COURT SITTING IN LOS ANGELES, CALIFORNIA FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THE OBLIGOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR IN THE FUTURE HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     6.13 Waiver of Jury Trial.THE OBLIGOR AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                              THE RIGHT START, INC.


                              By:
                              ---------------------------
                              Jerry R. Welch
                              President and Chief Executive Officer

                              KAYNE ANDERSON CAPITAL
                              PARTNERS, L.P.


                              By: KAYNE ANDERSON CAPITAL ADVISORS, L.P.,
                              its general partner
                              By: KAYNE ANDERSON CAPITAL INVESTMENT
                              MANAGEMENT, INC., its general partner
                              By:
                              ---------------------------
                              Robert V. Sinott
                              Vice President



                              ARBCO ASSOCIATES, L.P.



                              By: KAYNE ANDERSON CAPITAL ADVISORS, L.P.,
                              its general partner
                              By: KAYNE ANDERSON CAPITAL INVESTMENT
                              MANAGEMENT, INC., its general partner
                              By:
                              ---------------------------
                              Robert V. Sinott
                              Vice President


                              KAYNE ANDERSON DIVERSIFIED
                              CAPITAL PARTNERS, L.P.


                              By: KAYNE ANDERSON CAPITAL ADVISORS, L.P.,
                              its general partner
                              By: KAYNE ANDERSON CAPITAL INVESTMENT
                              MANAGEMENT, INC., its general partner
                              By:
                              ---------------------------
                              Robert V. Sinott
                              Vice President


                              KAYNE ANDERSON NON-TRADITIONAL
                              INVESTMENTS, L.P.


                              By: KAYNE ANDERSON CAPITAL ADVISORS, L.P.,
                              its general partner
                              By: KAYNE ANDERSON CAPITAL INVESTMENT
                              MANAGEMENT, INC., its general partner
                              By:
                              ---------------------------
                              Robert V. Sinott
                              Vice President